FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
                          Dated as of December 10, 2002
                                      among
                                FERRELLGAS, L.P.
                                as the Borrower,
                                FERRELLGAS, INC.
                     as the General Partner of the Borrower,
                             BANK OF AMERICA, N.A.,
                  as Administrative Agent and Swing Line Lender
                                       and
                    The Lenders and L/C Issuers Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager

                          WELLS FARGO BANK TEXAS, N.A.,
                                       as
                               Documentation Agent

                                  BANK ONE, NA
                                       as
                                Syndication Agent

                                TABLE OF CONTENTS


Section               Page

Article I. DEFINITIONS AND ACCOUNTING TERMS................................... 1
         1.01         Defined Terms........................................... 1
         1.02         Other Interpretive Provisions...........................29
         1.03         Accounting Terms........................................30
         1.04         Rounding................................................30
         1.05         References to Agreements and Laws.......................30
         1.06         Times of Day............................................30
         1.07         Letter of Credit Amounts................................31

Article II. the COMMITMENTS and Credit Extensions.............................31
         2.01         Committed Loans.........................................31
         2.02         Borrowings, Conversions and Continuations
                        of Committed Loans....................................32
         2.03         Letters of Credit.......................................34
         2.04         Swing Line Loans........................................41
         2.05         Prepayments.............................................44
         2.06         Termination or Reduction of Commitments.................45
         2.07         Repayment of Loans......................................46
         2.08         Interest................................................46
         2.09         Fees....................................................47
         2.10         Computation of Interest and Fees........................47
         2.11         Evidence of Debt........................................47
         2.12         Payments Generally......................................48
         2.13         Sharing of Payments.....................................50
         2.14         Extension of Maturity Date..............................50

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY...........................51
         3.01         Taxes...................................................51
         3.02         Illegality..............................................52
         3.03         Inability to Determine Rates............................53
         3.04         Increased Cost and Reduced Return; Capital Adequacy.....53
         3.05         Funding Losses..........................................53
         3.06         Matters Applicable to all Requests for Compensation.....54
         3.07         Survival................................................54

Article IV. CONDITIONS PRECEDENT TO Credit Extensions.........................54
         4.01         Conditions of Initial Credit Extension..................54
         4.02         Conditions to all Credit Extensions.....................56

Article V. REPRESENTATIONS AND WARRANTIES.....................................56
         5.01         Existence, Qualification and Power;
                        Compliance with Laws..................................56
         5.02         Authorization; No Contravention.........................57
         5.03         Governmental Authorization; Other Consents..............57
         5.04         Binding Effect..........................................57
         5.05         Financial Statements; No Material Adverse Effect........58
         5.06         Litigation..............................................58
         5.07         No Default..............................................58
         5.08         Ownership of Property; Liens............................59
         5.09         Environmental Compliance................................59
         5.10         Insurance...............................................59
         5.11         Taxes...................................................59
         5.12         ERISA Compliance........................................59
         5.13         Subsidiaries............................................60
         5.14         Margin Regulations; Investment Company Act;
                        Public Utility Holding Company Act....................60
         5.15         Disclosure..............................................60
         5.16         Compliance with Laws....................................61
         5.17         Intellectual Property; Licenses, Etc....................61
         5.18         Fixed Price Supply Contracts............................61
         5.19         Trading Policies........................................61

Article VI. AFFIRMATIVE COVENANTS.............................................62
         6.01         Financial Statements....................................62
         6.02         Certificates; Other Information.........................63
         6.03         Notices.................................................64
         6.04         Payment of Obligations..................................65
         6.05         Preservation of Existence, Etc..........................65
         6.06         Maintenance of Properties...............................65
         6.07         Maintenance of Insurance................................65
         6.08         Compliance with Laws....................................66
         6.09         Books and Records.......................................66
         6.10         Inspection Rights.......................................66
         6.11         Use of Proceeds.........................................66
         6.12         Environmental Laws......................................66
         6.13         Risk Management Policies................................66
         6.14         Other General Partner Obligations.......................67
         6.15         Monetary Judgments......................................67
         6.16         Designations With Respect to Subsidiaries...............68

Article VII. NEGATIVE COVENANTS...............................................69
         7.01         Liens...................................................69
         7.02         Asset Sales.............................................71
         7.03         Fundamental Changes.....................................72
         7.04         Acquisitions............................................73
         7.05         Limitation on Indebtedness..............................74
         7.06         Transactions with Affiliates............................74
         7.07         Use of Proceeds.........................................75
         7.08         Use of Proceeds - Ineligible Securities.................75
         7.09         Contingent Obligations..................................76
         7.10         Joint Ventures..........................................76
         7.11         Lease Obligations.......................................76
         7.12         Restricted Payments.....................................77
         7.13         Prepayment of Subordinated Indebtedness.................79
         7.14         Dividend and Other Payment Restrictions
                        Affecting Subsidiaries................................80
         7.15         Change in Business......................................80
         7.16         Accounting Changes......................................80
         7.17         Limitation on Sale and Leaseback Transactions...........81
         7.18         Amendments of Organization Documents or
                        Certain Debt Agreements...............................81
         7.19         Fixed Price Supply Contracts............................81
         7.20         Operations through Restricted Subsidiaries..............81
         7.21         Operations of MLP.......................................82
         7.22         Financial Covenants.....................................83

Article VIII. EVENTS OF DEFAULT AND REMEDIES..................................83
         8.01         Events of Default.......................................83
         8.02         Remedies Upon Event of Default..........................85
         8.03         Application of Funds....................................86

Article IX. ADMINISTRATIVE AGENT..............................................87
         9.01         Appointment and Authorization of
                        Administrative Agent..................................87
         9.02         Delegation of Duties....................................87
         9.03         Liability of Administrative Agent.......................87
         9.04         Reliance by Administrative Agent........................88
         9.05         Notice of Default.......................................88
         9.06         Credit Decision; Disclosure of Information
                        by Administrative Agent...............................89
         9.07         Indemnification of Administrative Agent.................89
         9.08         Administrative Agent in its Individual Capacity.........90
         9.09         Successor Administrative Agent..........................90
         9.10         Administrative Agent May File Proofs of Claim...........91
         9.11         Collateral and Guaranty Matters.........................92
         9.12         Other Agents; Arrangers and Managers....................92

Article X. MISCELLANEOUS......................................................93
         10.01        Amendments, Etc.........................................93
         10.02        Notices and Other Communications; Facsimile Copies......94
         10.03        No Waiver; Cumulative Remedies..........................95
         10.04        Attorney Costs, Expenses and Taxes......................95
         10.05        Indemnification by the Borrower.........................96
         10.06        Payments Set Aside......................................97
         10.07        Successors and Assigns..................................97
         10.08        Confidentiality........................................101
         10.09        Set-off................................................102
         10.10        Interest Rate Limitation...............................102
         10.11        Counterparts...........................................102
         10.12        Integration............................................103
         10.13        Survival of Representations and Warranties.............103
         10.14        Severability...........................................103
         10.15        Tax Forms..............................................103
         10.16        Replacement of Lenders.................................105
         10.17        Governing Law..........................................105
         10.18        Waiver of Right to Trial by Jury.......................106
         10.19        Ratification of Agreements.............................106

SIGNATURES...................................................................S-1

SCHEDULES

2.01.....Commitments and Pro Rata Shares

5.05.....Additional Financial Disclosures

5.13.....Subsidiaries and Other Equity Investments

7.01.....Existing Liens

7.05.....Existing Indebtedness

7.13.....Subordination Provisions

10.02....Administrative Agent's Office, Certain Addresses for Notices


EXHIBITS

A........Committed Loan Notice

B........Swing Line Loan Notice

C........Note

D........Compliance Certificate

E........Assignment and Assumption

F........Form of Opinion

G........Letter of Credit Forms

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of December 10, 2002, among FERRELLGAS, L.P., a Delaware limited partnership (the "Borrower"), FERRELLGAS, INC., a Delaware corporation and sole general partner of the Borrower (the "General Partner"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), each letter of credit issuer from time to time party hereto (collectively, the "L/C Issuers"), BANK OF AMERICA, N.A., as Administrative Agent and Swing Line Lender, Wells Fargo Bank Texas, N.A., as Documentation Agent and Bank One, NA, as Syndication Agent.

                                 R E C I T A L S

     WHEREAS, the Borrower, the General Partner, certain of the Lenders and the Administrative Agent are parties to the Existing Credit Agreement (as defined below), pursuant to which the Lenders have (a) made revolving credit loans to the Borrower pursuant to the Facility A Commitments under the Existing Credit Agreement solely for working capital purposes in an aggregate amount of up to $40,000,000, and (b) made revolving credit loans to the Borrower and have issued or participated in letters of credit for the account of the Borrower pursuant to the Facility B Commitments under the Existing Credit Agreement, in each case under this clause (b) for working capital and general partnership purposes in an aggregate amount of up to $117,000,000; and

     WHEREAS, the Borrower has requested that (i) the Facility A Commitments outstanding under the Existing Credit Agreement and the Facility B Commitments and Existing Letters of Credit (as defined below) outstanding under the Existing Credit Agreement be continued as, Facility A Commitments, Facility A Committed Loans and Letters of Credit under this Agreement, the proceeds of which are to be used by the Borrower for the purposes described in Section 6.11 below, (ii) the Facility B Commitments hereunder be made available for the purposes described in Section 6.11 below and (iii) the Existing Credit Agreement otherwise be amended and restated in its entirety as set forth below in this Agreement; and

     WHEREAS, the Banks are willing, on and subject to the terms and conditions set forth in this Agreement, to amend and restate the terms of the Existing Credit Agreement and to extend credit under this Agreement as more particularly hereinafter set forth.

         ACCORDINGLY, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms.

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "1998 Fixed Rate Senior Notes" means, collectively, (a) the $109,000,000 6.99% Senior Notes, Series A, due August 1, 2005, (b) the $37,000,000 7.08%
Senior Notes, Series B, due August 1, 2006, (c) the $52,000,000 7.12% Senior Notes, Series C, due 2008, (d) the $82,000,000 7.24% Senior Notes, Series D, due August 1, 2010 and (e) the $70,000,000 7.42% Senior Notes, Series E, due August 1, 2013, in each case issued by the Borrower pursuant to the 1998 Note Purchase Agreement.

     "1998 Note Purchase Agreement" means the Note Purchase Agreement, dated as of July 1, 1998, among the Borrower and the Purchasers named therein, pursuant to which the 1998 Fixed Rate Senior Notes were issued.

     "2000 Fixed Rate Senior Notes" means, collectively, (a) the $21,000,000 8.68% Senior Notes, Series A, due August 1, 2006, (b) the $90,000,000 8.78%
Senior Notes, Series B, due August 1, 2007 and (c) the $73,000,000 8.87% Senior Notes, Series C, due August 1, 2009, in each case issued by the Borrower pursuant to the 2000 Note Purchase Agreement.

     "2002 MLP Indenture" means the Indenture dated as of September 24, 2002, among Ferrellgas Partners, L.P. Ferrellgas Partners Finance Corp. and U.S. Bank, N.A., pursuant to which the 2002 MLP Notes were issued.

     "2000 Note Purchase Agreement" means the Note Purchase Agreement, dated as of February 1, 2000, among the Borrower and the Purchasers named therein, pursuant to which the 2000 Fixed Rate Senior Notes were issued.

     "2002 MLP Senior Notes" means the $170,000,000 8 3/4% Senior Notes due June 15, 2012, issued by Ferrellgas Partners, L.P. and by Ferrellgas Partners Finance Corp. pursuant to the 2002 MLP Indenture.

     "Accounts Receivable Securitization" shall mean a financing arrangement involving the transfer or sale of accounts receivable of the Borrower in the ordinary course of business through one or more SPEs, the terms of which arrangement do not impose (a) any recourse or repurchase obligations upon the Borrower or any Affiliate of the Borrower (other than any such SPE) except to the extent of the breach of a representation or warranty by the Borrower in connection therewith or (b) any negative pledge or Lien on any accounts receivable or other assets not actually transferred to any such SPE in connection with such arrangement.

     "Acquired Debt" means, with respect to any specified Person, (a) Indebtedness or Synthetic Lease Obligations of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness or Synthetic Lease Obligations incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (b) Indebtedness or Synthetic Lease Obligations encumbering any asset acquired by such specified Person.

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person, to become a Subsidiary of the acquiring Person, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the acquiring Person) provided that the Borrower or the Subsidiary of the acquiring entity is the surviving Person.

     "Administrative   Agent"   means  Bank  of  America  in  its   capacity  as
administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 25% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent. No Lender shall be deemed an Affiliate of the Borrower by reason of the relationships established and granted by this Agreement.

     "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Aggregate Commitments" means the Commitments of all the Lenders.

     "Agreement" means this Credit Agreement.

     "Applicable Rate" means the following percentages per annum, based upon the Pricing Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

                                 Applicable Rate
                                 ---------------
                                                 Applicable      Applicable Rate    Applicable Rate     Applicable Rate
                                                  Rate for        for Commercial      for Standby            for
Pricing               Pricing                    Eurodollar      Letters of Credit  Letters of Credit   Commitment Fees
 Level                 Ratio                   Rate Loans is:           is:                 is:                 is:
------- -------------------------------------  --------------    -----------------  -----------------   ---------------
   1         equal to/less than 3.25:1             1.75%              0.875%             1.75%               .375%
   2    >3.25:1 but equal to/less than 3.75:1      2.00%               1.00%             2.00%               .375%
   3    >3.75:1 but equal to/less than 4.25:1      2.25%              1.125%             2.25%               .500%
   4    >4.25:1 but equal to/less than 4.75:1      2.50%               1.25%             2.50%               .500%
   5                  >4.75:1                      2.75%              1.375%             2.75%               .625%


     The appropriate Applicable Rate stated above is added to the Eurodollar Rate, as provided herein, to determine the interest rate payable on the Loans, and the appropriate Applicable Rate stated above is used, as provided herein, to calculate Letter of Credit fees and commitment fees. Any increase or decrease in the Applicable Rate resulting from a change in the Pricing Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then until such Certificate is so delivered Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Closing Date through the date on which the first Compliance Certificate is delivered pursuant to Section 6.02(b) shall be determined based upon Pricing Level 3.

     "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

     "Asset Sale" has the meaning specified in Section 7.02.

     "Assignment   and   Assumption"   means  an   Assignment   and   Assumption
substantially in the form of Exhibit E.

     "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

     "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended July 31, 2002, and the related consolidated statements of income or operations, partners'
capital and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

     "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

     "Available Cash" has the meaning given to such term in the Partnership Agreement, as amended to and including June 5, 2000, provided, that (a) Available Cash shall not include any Net Proceeds of Asset Sales in excess of an aggregate amount of $10,000,000 in respect of Asset Sales made during any fiscal year of Borrower, (b) investments, loans and other contributions to a
Non-Recourse Subsidiary, Unrestricted Subsidiary or Joint Venture are to be treated as "cash disbursements" when made for purposes of determining the amount of Available Cash and (c) cash receipts of a Non-Recourse Subsidiary, Unrestricted Subsidiary or Joint Venture shall not constitute cash receipts of the Borrower for purposes of determining the amount of Available Cash until cash is actually distributed by such Non-Recourse Subsidiary, Unrestricted Subsidiary or Joint Venture to the Borrower or a Restricted Subsidiary.

     "Bank of America" means Bank of America, N.A. and its successors.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate in effect for such day plus 1/2 of 1% and
(b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

     "Base Rate Facility B Committed Loan" means a Facility B Committed Loan that is a Base Rate Loan.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "Borrower" has the meaning specified in the introductory paragraph hereto.

     "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Capital Interests" means (a) with respect to any corporation, any and all shares, participations, rights or other equivalent interests in the capital of the corporation, (b) with respect to any partnership or limited liability company, any and all partnership interests (whether general or limited) or limited liability company interests, respectively, and other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company, and (c) with respect to any other Person, ownership interests of any type in such Person.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Collateralize" has the meaning specified in Section 2.03(g).

     "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than eighteen months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any other domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper or direct obligations of a Person, provided such Person has publicly outstanding debt having the highest short-term rating obtainable from Moody's or S&P and provided further that such commercial paper or direct obligation matures within 270 days after the date of acquisition, and (f) investments in money market funds all of whose assets consist of securities of the types described in the foregoing clauses (a) through (e).

     "Change of Control" means (a) the sale, lease, conveyance or other disposition of all or substantially all of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than James E. Ferrell, the Related Parties and any Person of which James E. Ferrell and the Related Parties beneficially own in the aggregate 51% or more of the voting Capital Interests (or if such Person is a partnership, 51% or more of the general partner interests), (b) the liquidation or dissolution of the Borrower or the General Partner, (c) the occurrence of any transaction, the result of which is that James E. Ferrell and the Related Parties beneficially own in the aggregate, directly or indirectly, less than 51% of the total voting power entitled to vote for the election of directors of the General Partner and
(d) the occurrence of any transaction, the result of which is that the General Partner is no longer the sole general partner of the Borrower.

     "Closing Date" means the first date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

     "Code" means the Internal Revenue Code of 1986, as from time to time amended, and the regulations promulgated thereunder.

     "Commitments" means, as to each Lender, its Facility A Commitment and its Facility B Commitment.

     "Committed Borrowing" means a Facility A Committed Borrowing or a Facility B Committed Borrowing.

     "Committed Loan" means a Facility A Committed Loan or a Facility B Committed Loan.

     "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

     "Commodity Risk Management Policy" means the Commodity Risk Management Policy of the Borrower, the General Partner and the MLP, as in effect from time to time in compliance herewith.

     "Commodity Swap" means (a) any and all commodity swaps, commodity options, forward commodity contracts, commodity cap, floor or collar transactions, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement relating to any of the kinds of transactions in the preceding clause (a) (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

     "Consolidated Cash Flow" means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following, to the extent deducted in calculating such Consolidated Net Income: (i) any extraordinary loss (including expenses related to the early extinguishment of Indebtedness) plus any net loss realized in connection with an asset sale, (ii) the provision for taxes based on income or profits of the Borrower and the Restricted Subsidiaries, (iii) the Consolidated Interest Expense for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), to the extent such expense was deducted in computing Consolidated Net Income, and (iv) the depreciation and amortization charges (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), plus (b) non-cash employee compensation expenses of the Borrower and the Restricted Subsidiaries, plus (c) the Synthetic Lease Principal Component of the Borrower and the Restricted Subsidiaries, in each case, with respect to the foregoing clauses (a) through (c), for such period without duplication on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Borrower and the Restricted Subsidiaries for any period, on a consolidated basis, the sum of (a) all interest, fees (including Letter of Credit fees), charges and related expenses paid or payable (without duplication) by the Borrower and the Restricted Subsidiaries for that fiscal period to the Lenders hereunder or to any other lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (b) the portion of rent paid or payable (without duplication) by the Borrower and the Restricted Subsidiaries for that period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, on a consolidated basis, plus (c) the Synthetic Lease Interest Component of the Borrower and the Restricted Subsidiaries for that fiscal period.

     "Consolidated Net Income" means, for any period, for the Borrower and the Restricted Subsidiaries on a consolidated basis, the Net Income of the Borrower and the Restricted Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period; provided that (a) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Borrower or a Wholly-Owned Subsidiary of the Borrower, (b) the Net Income of any Person that is a Restricted Subsidiary (other than a Wholly-Owned Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid to the Borrower or a Wholly-Owned Subsidiary of the Borrower, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded except to the extent otherwise includable under clause (a) above, and (d) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, as of any date of determination, for the Borrower and the Restricted Subsidiaries on a consolidated basis, the sum of (a) the consolidated equity of the common shareholders or partners of the Borrower and the Restricted Subsidiaries as of such date, plus (b) the respective amounts reported on the balance sheet of the Borrower and the Restricted Subsidiaries as of such date with respect to any series of preferred stock (other than Disqualified Interests) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Borrower and the Restricted Subsidiaries upon issuance of such preferred stock, minus the sum of (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by the Borrower and the Restricted Subsidiaries, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse:
(a) under any Guarantee; (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made or tendered, or such services are ever performed or tendered; or (d) in respect of any Hedging Obligation. The amount of any Contingent Obligation shall, in the case of any Guarantee, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" has the meaning specified in the definition of "Affiliate."

     "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     "Defaulting  Lender"  means  any  Lender  that (a) has  failed  to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a proceeding under any Debtor Relief Law.

     "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "Disqualified Interests" means any Capital Interests which, by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to April 30, 2007.

     "Dollars," "dollars" and "$" mean lawful money of the United States.

     "Eligible Assignee" has the meaning specified in Section 10.07(g).

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interest" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower or with the General Partner within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable  Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "Eurodollar Base Rate" has the meaning set forth in the definition of Eurodollar Rate.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

        Eurodollar Rate  =           Eurodollar Base Rate
                            ------------------------------------
                            1.00 - Eurodollar Reserve Percentage

where "Eurodollar Base Rate" means, for such Interest Period:

     (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

     (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

     (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     "Eurodollar Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

     "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" has the meaning specified in Section 8.01.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Existing Credit Agreement" means that certain Third Amended and Restated Credit Agreement dated as of April 18, 2000, as supplemented or amended to the date hereof, among the Borrower, the General Partner, Bank of America, N.A., as agent, and a syndicate of lenders.

     "Existing Indebtedness" means Indebtedness and Synthetic Lease Obligations of the Borrower and its Subsidiaries (other than the Obligations) and certain Indebtedness of the General Partner with respect to which the Borrower has assumed the General Partner's repayment obligations, in each case in existence on the Closing Date and as more fully set forth on Schedule 7.05.

     "Existing Letters of Credit" means the letters of credit issued pursuant to the Existing Credit Agreement that are outstanding on the date hereof.

     "Facility A Aggregate Commitments" means the Facility A Commitments of all the Facility A Lenders.

     "Facility A Commitment" means, as to each Facility A Lender, its obligation to (a) make Facility A Committed Loans to the Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Facility A Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Facility A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Facility A Committed Borrowing" means a borrowing consisting of simultaneous Facility A Committed Loans of the same Type and, in the case of Eurodollar Rate Loans which are Facility A Committed Loans, having the same Interest Period made by each of the Facility A Lenders pursuant to Section 2.01(a).

     "Facility A Committed Loan" has the meaning specified in Section 2.01(a).

     "Facility A Lenders" means Lenders with a Facility A Commitment as designated on Schedule 2.01, and the successors and assigns of such Lenders with respect to their Facility A Commitments.

     "Facility B Aggregate Commitments" means the Facility B Commitments of all the Facility B Lenders.

     "Facility B Commitment" means, as to each Facility B Lender, its obligation to make Facility B Committed Loans to the Borrower pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Facility B Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Facility B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Facility B Committed Borrowing" means a borrowing consisting of simultaneous Facility B Committed Loans of the same Type and, in the case of Eurodollar Rate Loans which are Facility B Committed Loans, having the same Interest Period made by each of the Facility B Lenders pursuant to Section 2.01(b).

     "Facility B Committed Loan" has the meaning specified in Section 2.01(b).

         "Facility B Lenders" means Lenders with a Facility B Commitment as designated on Schedule 2.01, and the successors and assigns of such Lenders with respect to their Facility B Commitments.

     "FCI ESOT" means the employee stock ownership trust of Ferrell Companies, Inc. organized under Section 4975(e)(7) of the Code.

"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means, collectively, (a) the letter agreement, dated December 5, 2002, among the Borrower, the Administrative Agent and the Arranger and (b) the letter agreement dated December 5, 2002, between the Borrower and Paribas, as an L/C Issuer.

     "Ferrellgas Partners Finance Corp." means Ferrellgas Partners Finance Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the MLP.

     "Fixed Charge Coverage Ratio" means, with respect to the Borrower and the Restricted Subsidiaries for any period, the ratio of Consolidated Cash Flow for such period to Fixed Charges for such period. In the event that the Borrower or any of the Restricted Subsidiaries (a) incurs, assumes or guarantees any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings including, with respect to the Borrower, the Loans) or (b) redeems or repays any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings that are properly classified as a current liability for GAAP including, with respect to the Borrower, the Loans to the extent that such Loans are so classified and excluding, regardless of classification, any Loans or other Indebtedness or Synthetic Lease Obligations the proceeds of which are used for Acquisitions or Growth Related Capital Expenditures), in any case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness or Synthetic Lease Obligations, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Fixed Charge Coverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by the Borrower or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Fixed Charge Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to the Borrower and the Restricted Subsidiaries, (a) Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to the Fixed Charges of the Borrower or the Restricted Subsidiaries subsequent to Fixed Charge Ratio Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset of the Borrower or the Restricted Subsidiaries shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as are in the reference period minus the pro forma expenses that would have been incurred by the Borrower and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by the Borrower and the Restricted Subsidiaries in the operation of the acquired business or asset and (ii) non-personnel costs and expenses incurred by the Borrower and the Restricted Subsidiaries on a per gallon basis in the operation of the Borrower's business at similarly situated Borrower facilities.

     "Fixed Charges" means, with respect to the Borrower and the Restricted Subsidiaries for any period, the sum, without duplication, of (a) Consolidated Interest Expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discounts, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations permitted under this Agreement), (b) commissions, discounts and other fees and charges incurred with respect to letters of credit, (c) any interest expense on Indebtedness of another Person that is guaranteed by the Borrower and the Restricted Subsidiaries or secured by a Lien on assets of any such Person, and (d) the product of (i) all cash dividend payments on any series of preferred stock of the Borrower and the Restricted Subsidiaries, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Borrower, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

     "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "Funded Debt" means all Indebtedness of the Borrower and its Restricted Subsidiaries other than contingent reimbursement or payment obligations with respect to undrawn Letters of Credit and other Surety Instruments.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "General Partner" has the meaning specified in the introductory clause to this Agreement.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Growth-Related Capital Expenditures" means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

     "Guarantor" means each Person that executes a Guaranty and its successors and assigns.

     "Guaranty" means a continuing guaranty made by each Guarantor in favor of the Administrative Agent on behalf of the Lenders, in form and substance satisfactory to the Administrative Agent.

     "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum, distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gasectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all indebtedness for borrowed money;
(b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations of such Person under any Hedging Obligations; (h) all obligations in respect of Accounts Receivable Securitizations; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guarantees of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided, however, that "Indebtedness" shall not include Synthetic Lease Obligations. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Obligations on any date shall be deemed to be the Swap Termination Value, if any, owing by the Borrower or such Restricted Subsidiaries in respect of such Hedging Obligations as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "Indemnified Liabilities" has the meaning set forth in Section 10.05.

     "Indemnitees" has the meaning set forth in Section 10.05.

     "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss.ss. 24, Seventh), as amended.

     "Interest Coverage Ratio" means, as of the last day of any fiscal quarter with respect to the Borrower and the Restricted Subsidiaries, the ratio of Consolidated Cash Flow to Consolidated Interest Expense in each case for the four fiscal quarters then ended. In the event that the Borrower or any of the Restricted Subsidiaries (a) incurs, assumes or guarantees any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings including, with respect to the Borrower, the Loans) or (b) redeems or repays any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings that are properly classified as a current liability under GAAP including, with respect to the Borrower, the Loans, to the extent such Loans are so classified and excluding, regardless of classification, any Loans or other

Indebtedness or Synthetic Lease Obligations the proceeds of which are used for Acquisitions or Growth Related Capital Expenditures), in any case subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, but prior to the date on which the calculation of the Interest Coverage Ratio is made (the "Interest Coverage Ratio Calculation Date"), then the Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness or Synthetic Lease Obligations, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Interest Coverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by the Borrower or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Interest Coverage Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to the Borrower and the Restricted Subsidiaries, (1) Consolidated Interest Expense shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the Indebtedness or Synthetic Lease Obligations giving rise to such Consolidated Interest Expense would no longer be Indebtedness or Synthetic Lease Obligations contributing to the Consolidated Interest Expense of the Borrower or the Restricted Subsidiaries subsequent to the Interest Coverage Ratio Calculation Date and (2) Consolidated Cash Flow generated by an acquired business or asset of the Borrower and the Restricted Subsidiaries shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by the Borrower and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by the Borrower and the Restricted Subsidiaries in the operation of the acquired business or asset and (ii) non-personnel costs and expenses incurred by the Borrower and the Restricted Subsidiaries on a per gallon basis in the operation of the Borrower's business at similarly situated facilities of the Borrower.

     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

     "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (c) no Interest Period shall extend beyond the Maturity Date.

     "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment; provided that the amount of any Investment shall be deemed reduced by any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investment (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings on such Investment (in the form of interest, or of dividends not constituting a return of capital, or otherwise) or as loans from any Person in whom such Investment has been made).

     "IRS" means the United States Internal Revenue Service.

     "Joint Venture" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

     "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit that has neither been reimbursed on the date when made nor refinanced as a Facility A Committed Borrowing.

     "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C Issuers" means, (a) collectively, Bank of America and Paribas, each in its capacity as an issuer of Letters of Credit hereunder, or (b) any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings, plus all other Obligations of the Borrower under or in connection with any Letter of Credit, any Letter of Credit Application, or any provision of this Agreement dealing with Letters of Credit.

     "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuers and the Swing Line Lender.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuers.

     "Letter of Credit Expiration Date" means the day that is 30 days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Sublimit" means an amount equal to $80,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Facility A Aggregate Committed Amount.

     "Leverage Ratio" means, on any day, the ratio of (a) the sum of the Funded Debt and Synthetic Lease Obligations of the Borrower and the Restricted Subsidiaries on such day to (b) (i) Consolidated Cash Flow for the Calculation Period most recently ended, if the Calculation Period is four fiscal quarters and (ii) one-half of Consolidated Cash Flow for the Calculation Period most recently ended, if the Calculation Period is eight fiscal quarters. For purposes herein the term "Calculation Period" means a period of four consecutive fiscal quarters, provided that, the Borrower may designate, prior to or concurrently with the delivery of a Compliance Certificate, that the Calculation Period most recently ended is to be a period of eight consecutive fiscal quarters so long as the Leverage Ratio calculated for the four-quarter period consisting of the last four quarters of such eight quarter period would be less than or equal to 5.5 to
1.0. In the event that the Borrower or any of the Restricted Subsidiaries (a) incurs, assumes or guarantees any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings including, with respect to the Borrower, the Loans) or (b) redeems or repays any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings that are properly classified as a current liability under GAAP including, with respect to the Borrower, the Loans to the extent such Loans are so classified and excluding, regardless of classification, any Loans or other Indebtedness or Synthetic Lease Obligations the proceeds of which are used for Acquisitions or Growth Related Capital Expenditures), in any case subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the date on which the calculation of the Leverage Ratio is made (the "Leverage Ratio Calculation Date"), then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness or Synthetic Lease Obligations, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Leverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by the Borrower or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Leverage Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to the Borrower and the Restricted Subsidiaries, (1) the Funded Debt and Synthetic Lease Obligations shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the Synthetic Leases included within such Synthetic Lease Obligations or to the extent the Indebtedness included within such Funded Debt would no longer be an obligation of the Borrower or the Restricted Subsidiaries subsequent to the Leverage Ratio Calculation Date and (2) Consolidated Cash Flow generated by an acquired business or asset of the Borrower and the Restricted Subsidiaries shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by the Borrower and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by the Borrower and the Restricted Subsidiaries in the operation of the acquired business or asset and
(ii) non-personnel costs and expenses incurred by the Borrower and the Restricted Subsidiaries on a per gallon basis in the operation of the Borrower's business at similarly situated facilities of the Borrower.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Loan"  means an  extension  of credit by a Lender  to the  Borrower  under
Article II in the form of a Facility A Committed Loan, a Facility B Committed Loan or a Swing Line Loan.

     "Loan Documents" means this Agreement, each Note, the Fee Letter, the Letters of Credit, the Letter of Credit Application, and any security agreements, mortgages or other security documents at any time given to secure any of the Obligations, whether or not given to Cash Collateralize any Letters of Credit and each Guaranty.

     "Loan Parties" means, collectively, the Borrower, the General Partner, each Guarantor, and each Restricted Subsidiary prior to the time it becomes a Guarantor.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or otherwise to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Maturity Date" means the later of (a) April 28, 2006 and (b) if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section.

     "MLP" means Ferrellgas Partners, L.P., a Delaware limited partnership and the sole limited partner of the Borrower.

     "Moody's" means Moody's Investors Service,  Inc. and any successor thereto.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "Net Income" means, with respect to the Borrower and the Restricted Subsidiaries, the net income (loss) of such Persons, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (ii) the disposition of any securities or the extinguishment of any Indebtedness of the Borrower or any of the Restricted Subsidiaries, and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss); provided, however, that all costs and expenses with respect to the redemption of any Permitted Indebtedness, including, without limitation, cash premiums, tender offer premiums, consent payments and all fees and expenses in connection therewith, shall be added back to the Net Income of the Borrower, General Partner and the Restricted Subsidiaries to the extent that they were deducted from such Net Income in accordance with GAAP. "Net Proceeds of Asset Sale" means the aggregate cash proceeds received by the Borrower or any of the Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale.

     "Non-Recourse Subsidiary" means any Person that would otherwise be a Subsidiary of the Borrower but is designated as a Non-Recourse Subsidiary in a resolution of the Board of Directors of the General Partner, so long as each of the following remains true: (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Person (i) is a Contingent Obligation of the Borrower or any of its Subsidiaries, (ii) is recourse to or obligates the Borrower or any of its Subsidiaries in any way or (iii) is secured by any property or asset of the Borrower or any of its Subsidiaries, directly or indirectly, contingently or otherwise, (b) neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding or is subject to an obligation of any kind, written or oral, with such Person other than on terms no less favorable to the Borrower and its Subsidiaries than those that might be obtained at the time from persons who are not Affiliates of the Borrower, (c) neither the Borrower nor any of its Subsidiaries has any obligation with respect to such Person (i) to subscribe for additional shares of capital stock, Capital Interests or other Equity Interests therein or (ii) maintain or preserve such Person's financial condition or to cause such Person to achieve certain levels of operating or other financial results, (d) such Person has no more than $1,000 of assets at the time of such designation, (e) such Person is in compliance with the restrictions applicable to Affiliates of the MLP under Section 7.21 and (f) such Person takes steps designed to assure that neither the Borrower nor any of its Subsidiaries will be liable for any portion of the Indebtedness or other obligations of such Person, including maintenance of a corporate or limited partnership structure and observance of applicable formalities such as regular meetings and maintenance of minutes, a substantial and meaningful capitalization and the use of a corporate or partnership name, trade name or trademark not misleadingly similar to those of the Borrower.

     "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Other Taxes" has the meaning specified in Section 3.01.

     "Outstanding Amount" means (i) with respect to Facility A Committed Loans, Facility B Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Facility A Committed Loans, Facility B Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "Participant" has the meaning specified in Section 10.07(d).

     "Partnership   Agreement"  shall  mean  the  Second  Amended  and  Restated
Agreement of Limited Partnership of the Borrower dated October 14, 1998, as amended from time to time in accordance with the terms of this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Permitted Acquisition" has the meaning set forth in Section 7.04.

     "Permitted   Indebtedness"   means  (a)  the   Obligations,   (b)  Existing
Indebtedness, and (c) Permitted Refinancing Indebtedness in respect of any Indebtedness incurred in compliance with Section 7.05.

     "Permitted Investments" means any (a) Investments in Cash Equivalents; (b) Investments in the Borrower or (subject to the provisions of Section 7.20) in a Restricted Subsidiary of the Borrower that is a Guarantor; (c) Investments by the Borrower or any Restricted Subsidiary of the Borrower in a Person in compliance with the other provisions of this Agreement, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Borrower and becomes a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower that is a Guarantor; (d) Investments by the Borrower or any Restricted Subsidiary in Unrestricted Subsidiaries and Joint Ventures; provided that the amount of cash or property contributed, loaned or otherwise advanced by the Borrower or such Restricted Subsidiaries in respect of such Investments may not exceed at any time an aggregate amount equal to the greater of (i) $15,000,000 and (ii) 10% of Consolidated Cash Flow for the most recently ended four fiscal quarters of the Borrower; and (e) contributions of accounts receivable made by the Borrower or any Restricted Subsidiary to any SPE in connection with Accounts Receivable Securitizations permitted hereunder; provided that the aggregate amount of accounts receivable so contributed (net of cash dividends made by such SPE's to the Borrower or the Restricted Subsidiaries within one Business Day prior to any such contribution) shall not exceed $30,000,000 at any one time outstanding.

     "Permitted Liens" has the meaning specified in Section 7.01.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Borrower or any Subsidiary of the Borrower issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Subsidiaries; provided that (a) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (the "Prior Indebtedness") (plus the amount of reasonable fees, costs, expenses and make-whole or similar amounts incurred in connection therewith), and the effective interest rate per annum on such Indebtedness is a rate that is on market terms, as determined by the Administrative Agent in its sole discretion; (b) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Prior Indebtedness; (c) if the Prior Indebtedness is subordinated to the Obligations, such Indebtedness is subordinated to the Obligations substantially on the terms and conditions set forth on Schedule 7.13; and (d) such Indebtedness is incurred only by the Loan Parties (whether the Borrower or a Subsidiary) who are the obligors on the Prior Indebtedness.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate. Each Pension Plan is also a Plan.

     "Pricing Ratio" means as of the last day of each fiscal quarter of the Borrower, the Leverage Ratio for the fiscal period consisting of such fiscal quarter of the Borrower and the three immediately preceding fiscal quarters of the Borrower.

     "Pro Rata Share" means:

     (d) when used with respect to any Facility A Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Facility A Commitment of such Facility A Lender at such time and the denominator of which is the amount of the Aggregate Facility A Commitments at such time; provided that if the commitment of each Facility A Lender to make Facility A Committed Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Facility A Lender shall be determined based on the Pro Rata Share of such Facility A Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof;

     (e) when used with respect to any Facility B Lender at any time, a fraction (expressed as a percentage carried out to the ninth decimal place), the numerator of which is the Facility B Commitment of such Facility B Lender at such time and the denominator of which is the amount of the Facility B Aggregate Commitments at such time; provided that if the commitment of each Facility B Lender to make Facility B Committed Loans have been terminated pursuant to
Section 8.02, then the Pro Rata Share of each Facility B Lender shall be determined based on the Pro Rata Share of such Facility B Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof;

     (f) when used with respect to any Facility A Lender regarding the L/C Obligations owing at any time, a fraction (expressed as a percentage carried out to the ninth decimal place), the numerator of which is the Outstanding Amount of the L/C Obligations of such Facility A Lender at such time and the denominator of which is the Outstanding Amount of all L/C Obligations at such time; provided that if the commitment of each Facility A Lender to make Facility A Committed Loans and the obligation of L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Facility A Lender shall be determined based on the Pro Rata Share of such Facility A Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof;

     (g) when used with respect to any Facility A Lender regarding the Swing Line Loans owing at any time, a fraction (expressed as a percentage carried out to the ninth decimal place), the numerator of which is the Outstanding Amount of the Swing Line Loans of such Facility A Lender at such time and the denominator of which is the Outstanding Amount of all Swing Line Loans at such time; provided that if the commitment of each Facility A Lender to make Facility A Committed Loans have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Facility A Lender shall be determined based on the Pro Rata Share of such Facility A Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof;

     (h) when used with respect to all Lenders at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate amount of the Commitments of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

     The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Register" has the meaning set forth in Section 10.07(c).

     "Reinvestment" means, for any Person, capital expenditures in connection with the present and related business of such Person.

     "Related Party" means (a) the spouse or any lineal descendant of James E. Ferrell, (b) any trust for his benefit or for the benefit of his spouse or any such lineal descendants, (c) any corporation, partnership or other entity in which James E. Ferrell and/or such other Persons referred to in the foregoing clauses (a) and (b) are the direct record and beneficial owners of all of the voting and nonvoting Equity Interests, (d) the FCI ESOT, (e) any participant in the FCI ESOT whose ESOT account has been allocated shares of Ferrell Companies, Inc, (f) Ferrell Companies, Inc., as long as it is controlled by, and is at least seventy five percent (75%) owned by, any Persons described in the preceding clauses (a) through (e) or (g) any wholly-owned Subsidiary of Ferrell Companies, Inc., as long as it is controlled by, and is at least seventy five percent (75%) owned by, any Persons described in the preceding clauses (a) through (e).

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived in regulations issued by the PBGC.

     "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     "Required Lenders" means, as of any date of determination, at least two Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, at least two Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Responsible Officer" means (a) the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party, or
(b) any other officer of a Loan Party with responsibility for accounting or financial matters with respect to such Loan Party.

     "Restricted Payment" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, to purchase, redeem, retire, acquire, cancel or terminate any such capital stock or other equity interest (including any option, warrant or other right to acquire any such capital stock or other equity interest), (b) any Investment other than a Permitted Investment, and (c) any payment (whether in cash, securities or other property), including any sinking fund payment or similar deposit, to prepay, purchase, redeem, retire, acquire, cancel, terminate, defease or refinance the 2002 MLP Notes, the 1998 Fixed Rate Senior Notes or the 2000 Fixed Rate Senior Notes.

     "Restricted Subsidiary" means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Significant Subsidiary" means any Subsidiary of the Borrower that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date of this Agreement.

     "Solvent" means,  with respect to any Person on any date, that on such date
(a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature and (c) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital.

     "SPE" means any special purpose Non-Recourse Subsidiary of the Borrower established in connection with Accounts Receivable Securitizations permitted by
Section 7.02.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Surety Instruments" means all letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     "Swap Contract" means any contract evidencing Hedging Obligations.

     "Swap  Termination  Value"  means,  in  respect  of any  one or  more  Swap
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

     "Swing Line  Borrowing"  means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

     "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     "Swing Line Loan" has the meaning specified in Section 2.04(a).

     "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

     "Swing Line Sublimit" means an amount equal to the lesser of (a) $25,000,000, and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Facility A Aggregate Committed Amount.

     "Synthetic Lease" means each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a capital lease under GAAP and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner.

     "Synthetic Lease Interest Component" means, with respect to any Person for any period, the portion of rent paid or payable (without duplication) for such period under Synthetic Leases of such Person that would be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13 if such Synthetic Leases were treated as capital leases under GAAP.

     "Synthetic Lease Obligation" means, as to any Person with respect to any Synthetic Lease at any time of determination, the amount of the liability of such Person in respect of such Synthetic Lease that would (if such lease was required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP) be required to be capitalized on the balance sheet of such Person at such time.

     "Synthetic Lease Principal Component" means, with respect to any Person for any period, the portion of rent (exclusive of the Synthetic Lease Interest Component) paid or payable (without duplication) for such period under Synthetic Leases of such Person that was deducted in calculating Consolidated Net Income of such Person for such period.

     "Taxes" has the meaning specified in Section 3.01.

     "Threshold Amount" means $10,000,000.

     "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

     "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." mean the United States of America.

     "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

     "Unrestricted Subsidiary" means any of (a) Ferrellgas Receivables, LLC, (b) Bluebuzz.com, Inc., and (c) any other Subsidiary of the Borrower that has been designated as an Unrestricted Subsidiary in compliance with Section 6.16.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness; provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

     "Wholly-Owned   Subsidiary"   means  a  Subsidiary  of  which  all  of  the
outstanding Capital Interests or other ownership interests (other than directors' qualifying shares) or, in the case of a limited partnership, all of the partners' Capital Interests (other than up to a 1% general partner interest), is owned, beneficially and of record, by the Borrower, a Wholly-Owned Subsidiary of the Borrower or both.

1.02     Other Interpretive Provisions.

     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii) The term  "including"  is by way of example and not  limitation.

          (iv) All references to any document (as defined below) shall refer to such documents as amended, modified or supplemented from time to time.

          (v) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03     Accounting Terms.

     (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04     Rounding.

     Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05     References to Agreements and Laws.

     Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06     Times of Day.

     Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.07     Letter of Credit Amounts.

     Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Committed Loans.

     (a) Subject to the terms and conditions set forth herein, each Facility A Lender severally agrees to make loans (each such loan, a "Facility A Committed Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Facility A Lender's Facility A Commitment; provided, however, that after giving effect to any Facility A Committed Borrowing, (i) the aggregate Outstanding Amount of all Facility A Committed Loans plus the aggregate Outstanding Amount of all L/C Obligations plus the aggregate Outstanding Amount of all Swing Line Loans shall not exceed the Facility A Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Facility A Committed Loans of any Facility A Lender plus such Facility A Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Facility A Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Facility A Lender's Facility A Commitment. Within the limits of each Facility A Lender's Facility A Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this
Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Facility A Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     (b) Subject to the terms and conditions set forth herein, each Facility B Lender severally agrees to make loans (each such loan, a "Facility B Committed Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Facility B Lender's Facility B Commitment; provided, however, that after giving effect to any Facility B Committed
Borrowing: (i) the aggregate Outstanding Amount of all Facility B Committed Loans shall not exceed the Facility B Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Facility B Committed Loans of any Lender, shall not exceed such Lender's Facility B Commitment. Within the limits of each Facility B Lender's Facility B Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Facility B Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     (c) The Borrower shall have the right, without the consent of the Lenders but subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld), to effectuate from time to time an increase in the total Facility A Commitments under this Agreement by adding to this Agreement one or more commercial banks or other financial institutions which qualify as


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

Eligible Assignees (who shall, upon completion of the requirements stated in this Section 2.01(c), constitute Lenders hereunder), or by allowing one or more Lenders to increase their Facility A Commitments hereunder, so that such added and increased Facility A Commitments shall equal the increase in Facility A Commitments effectuated pursuant to this Section 2.01(c); provided that (i) without the consent of all the Lenders, no increase in Commitments pursuant to this Section 2.01(c) shall result in the total Commitments exceeding the lesser of (A) $330,000,000, and (B) $330,000,000 less the aggregate amount of reductions made pursuant to Section 2.06, (ii) no Lender's Facility A Commitment amount shall be increased without the consent of such Facility A Lender, and
(iii) to the extent that any Facility A Committed Loans are outstanding on the effective date of any such increase in Facility A Commitments, the Borrower shall prepay such Facility A Committed Loans and may on the same date, at its option, borrow new Facility A Committed Loans from all Facility A Lenders (including all new Facility A Lenders) to make such prepayment. In connection with any such prepayment and borrowing on the same date, the Administrative Agent shall net the amount to be advanced by any Facility A Lender who was a Facility A Lender prior to the effective date of any such increase in Facility A Committed Loans against the amount to be repaid to such prior Facility A Lender. In connection with any such borrowing of new Facility A Committed Loans, the Borrower shall give requisite notice of its new Facility A Committed Loans pursuant to Section 2.02 hereof and shall pay all amounts owing to Lenders under
Section 3.05. The Borrower shall give the Administrative Agent three Business Days' notice of the Borrower's intention to increase the total Facility A Commitments pursuant to this Section 2.01(c). Such notice shall specify each new commercial bank or other financial institution, if any, the changes in amounts of Facility A Commitments that will result, and such other information as is reasonably requested by the Administrative Agent. Each new commercial bank or other financial institution, and each Lender agreeing to increase its Facility A Commitment, shall execute and deliver to the Administrative Agent a document satisfactory to the Administrative Agent pursuant to which it becomes a party hereto or increases its Facility A Commitment, as the case may be, which document, in the case of a new commercial bank or other financial institution, shall (among other matters) specify the Lending Office of such new commercial bank or other financial institution. Upon execution and delivery of such documents, such new commercial bank or other financial institution shall constitute a "Lender" hereunder with a Facility A Commitment as specified therein, or such Lender's Facility A Commitment shall increase as specified therein, as the case may be.

2.02     Borrowings, Conversions and Continuations of Committed Loans.

     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans or conversion of Eurodollar Rate Loans to Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the General Partner. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, and in any case whether the request relates to the Facility A Commitments or the Facility B Commitments, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted to another Eurodollar Rate Loan only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

2.03     Letters of Credit.

     (a)  The Letter of Credit Commitment.


          (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Facility A Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Facility A Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Facility A Lenders have approved such expiry date, (y) the Borrower would not be able (before giving effect to the issuance of such Letter of Credit) to borrow Facility A Committed Loans equal in amount to the face amount of such Letter of Credit, or (z) the Outstanding Amount of the L/C Obligations would (after giving effect to the issuance of such Letter of Credit) exceed the Letter of Credit Sublimit.
               Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

          (ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

                    (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

                    (B) subject to Section 2.03(b)(iii) and the immediately following subsection (C), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Facility A Lenders have approved such expiry date;

                    (C) if such  Letter  of  Credit  is a  commercial  letter of credit issued to support the purchase of inventory by the Borrower or a Restricted Subsidiary, the expiry date of such Letter of Credit would occur more than 180 days after the date of issuance, unless the Required Facility A Lenders have approved such expiry date;

                    (D) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Facility A Lenders have approved such expiry date;

                    (E) the issuance of such Letter of Credit would  violate one or more policies of such L/C Issuer; or

                    (F) such Letter of Credit is to be used for a purpose  other than any permitted use of the proceeds of Facility A Committed Loans as set forth in Section 6.11 or denominated in a currency other than Dollars.

          (iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
     (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b)   Procedures   for  Issuance  and   Amendment  of  Letters  of  Credit;
Auto-Renewal Letters of Credit.


          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the General Partner. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be; provided that, if such requested Letter of Credit will be issued in any of the forms in the attached Exhibit G, the applicable L/C Issuer shall use its reasonable best efforts to issue such Letter of Credit on the date the Borrower delivers to such L/C Issuer the Letter of Credit Application relating thereto (but shall have no liability for failing to accomplish such issuance on such date). In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof;
     (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder, if applicable; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer
     (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require.

          (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the applicable L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuers' usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer shall issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Notwithstanding the above, no L/C Issuer will give any such nonrenewal notice if the conditions precedent in Section 4.02 have been met and a Responsible Officer of General Partner has given such L/C Issuer a certificate to such effect. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if (A) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c)   Drawings and Reimbursements; Funding of Participations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Facility A Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Facility A Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section
     2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by either L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Facility A Lender (including any Facility A Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Facility A Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Facility A Lender's payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Facility A Lender in satisfaction of its participation obligation under this Section 2.03.

          (iv) Until each Facility A Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Facility A Lender's Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

          (v) Each Facility A Lender's obligation to make Committed Loans or L/C Advances to reimburse any L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Facility A Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Facility A Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse any L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Facility A Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Facility A Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Facility A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of any L/C Issuer submitted to any Facility A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)      Repayment of Participations.

          (i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Facility A Lender such Facility A Lender's L/C Advance in respect of such payment in accordance with
     Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Facility A Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Facility A Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Facility A Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Facility A Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (e) Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuers and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuers. Each Facility A Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuers shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuers shall be liable to any Facility A Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Facility A Lenders or the Required Facility A Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuers, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C
Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuers and the Facility A Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and such L/C Issuer (which documents are hereby consented to by the Facility A Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Facility A Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Facility A Lender in accordance with its Pro Rata Share of the Facility A Commitment (i) a Letter of Credit fee for each commercial Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), and (ii) a Letter of Credit fee for each standby Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on each Interest Payment Date for Base Rate Loans, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit
Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letter. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.04     Swing Line Loans.

     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender; in its sole and absolute discretion, may make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any

Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Facility A Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Facility A Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Outstanding Amount of all Facility A Committed Loans plus the aggregate Outstanding Amount of all L/C Obligations plus the aggregate Outstanding Amount of all Swing Line Loans shall not exceed the Facility A Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Facility A Committed Loans of any Facility A Lender, plus such Facility A Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Facility A Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $200,000 or any multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the General Partner. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Facility A Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing
(A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in
Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will promptly thereafter, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

     (c) Refinancing of Swing Line Loans.

          (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Facility A Lender make a Base Rate Facility A Committed Loan in an amount equal to such Facility A Lender's Facility A Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Facility A Aggregate Commitments and the conditions set forth in
     Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Facility A Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Facility A Lender that so makes funds available shall be deemed to have made a Base Rate Facility A Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

          (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Facility A Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Facility A Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Facility A Lenders fund its risk participation in the relevant Swing Line Loan and each Facility A Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

          (iii) If any Facility A Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Facility A Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Facility A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Facility A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

          (iv) Each Facility A Lender's obligation to make Facility A Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Facility A Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Facility A Lender's obligation to make Facility A Committed Loans pursuant to this
     Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

     (d) Repayment of Participations.

          (i) At any time after any Facility A Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Facility A Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section
     10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Facility A Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Facility A Lender funds its Base Rate Facility A Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Facility A Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

     (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05     Prepayments.

     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Committed Loans to be prepaid, and whether such Loans are Facility A Committed Loans or Facility B Committed Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the applicable Committed Loans of the Lenders in accordance with their respective Pro Rata Shares in such Committed Loans.

     (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (c) If for any reason the Aggregate Outstanding Amount of Facility A Committed Loans plus the aggregate Outstanding Amount of all L/C Obligations plus the Outstanding Amount of all Swing Line Loans at any time exceeds the Facility A Aggregate Commitments then in effect, the Borrower shall immediately prepay the Facility A Committed Loans or Swing Line Loans or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Facility A Committed Loans and Swing Line Loans the aggregate Outstanding Amount of L/C Obligations exceed the Facility A Aggregate Commitments then in effect.

     (d) If for any reason the aggregate Outstanding Amount of Facility B Committed Loans at any time exceed the Facility B Aggregate Commitments then in effect, the Borrower shall immediately prepay Facility B Committed Loans in an aggregate amount equal to such excess.

2.06     Termination or Reduction of Commitments.

     (a) The Borrower may, upon notice to the Administrative Agent, terminate the Facility A Aggregate Commitments or the Facility B Aggregate Commitments, or from time to time permanently reduce the Facility A Aggregate Commitments or the Facility B Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction of either Facility A Aggregate Commitments or Facility B Aggregate Commitments shall be in an aggregate amount of $3,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Facility A Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount of Facility A Committed Loans plus the aggregate Outstanding Amount of all L/C Obligations plus the Outstanding Amount of all Swing Line Loans would exceed the Facility A Aggregate Commitments, (iv) the Borrower shall not terminate or reduce the Facility B Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount of Facility B Committed Loans would exceed the Facility B Aggregate Commitments and
(v) if, after giving effect to any reduction of the Facility A Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Facility A Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Facility A Aggregate Commitments shall be applied to the Facility A Commitment of each Facility A Lender according to its Pro Rata Share and any reduction of the Facility B Aggregate Commitments shall be applied to the Facility B Commitment of each Facility B Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     (b) Upon any Change of Control of the Borrower, the Borrower shall immediately, and without notice of demand, prepay the Obligations and Cash Collateralize all outstanding Letters of Credit in full, including, without limitation, the aggregate principal amount of all outstanding Loans, all accrued and unpaid interest thereon and all amounts payable under Section 3.05, and the Aggregate Commitments shall be automatically reduced to zero in each case on the 30th day after any Change of Control shall have occurred and be continuing.

2.07     Repayment of Loans.

     (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

     (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Maturity Date.

2.08     Interest.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in this Section 2.08. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09     Fees.

     In addition to certain fees described in subsections (i) and (j) of Section 2.03:

     (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on each Interest Payment Date for Base Rate Loans, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.

          (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

2.10     Computation of Interest and Fees.

     All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest (including fees with respect to Letters of Credit) shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

2.11     Evidence of Debt.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type, amount and maturity of its Loans, whether such Loans are Facility A Committed Loans, Facility B Committed Loans, or Swing Line Loans, and payments with respect to its Loans.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12     Payments Generally.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13     Sharing of Payments.

     If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.14     Extension of Maturity Date.

     (a) Not earlier than 90 days prior to, nor later than 60 days prior to, the Maturity Date then in effect, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect. Within 30 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender's sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders' responses. If any Lender declines, or is deemed to have declined, to consent to such extension, the Borrower may cause any such Lender to be replaced as a Lender pursuant to Section 10.16.

     (b) The Maturity Date shall be extended only if all Lenders (after giving effect to any replacements of Lenders permitted herein) (the "Consenting

Lenders") have consented thereto. If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the following year, effective as of the Maturity Date then in effect (such existing Maturity Date being the "Extension Effective Date"). The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension and the Extension Effective Date. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Extension Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) in the case of the Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in
Article V and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this
Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrower shall prepay any Committed Loans outstanding on the Extension Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Committed Loans ratable with any revised and new Pro Rata Shares of all the Lenders effective as of the Extension Effective Date.

     (c) This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes.

     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

3.02     Illegality.

     If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03     Inability to Determine Rates.

     If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04     Increased Cost and Reduced Return; Capital Adequacy.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), (ii) capital adequacy costs (as to which Section 3.04(b) shall govern), (iii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iv) reserve requirements utilized in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

3.05     Funding Losses.

     Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits (other than the profit margin represented in the Applicable Rate for Eurodollar Rate Loans) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

     For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06     Matters Applicable to all Requests for Compensation.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, any Lender experiencing funding problems under Section 3.02 or any Lender constituting a Defaulting Lender, the Borrower may replace such Lender in accordance with Section 10.16.

3.07     Survival.

     All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01     Conditions of Initial Credit Extension.

     The effectiveness of the amendment and restatement of the Existing Credit Agreement is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates referred to in subsections (iii), (iv), or (viii) below, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

          (i) executed counterparts of this Agreement (and each Guaranty, if any), sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

          (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

          (iii) such certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

          (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each state designated by Administrative Agent where such Loan Party conducts significant business;

          (v) a favorable opinion of Bracewell & Patterson, L.L.P., counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit F and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders or the Administrative Agent may reasonably request;

          (vi) a certificate of a Responsible  Officer of each Loan Party either
     (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

          (vii) a certificate signed by a Responsible Officer of the General Partner certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since July 31, 2002 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

          (viii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

     (d) The Closing Date shall have occurred on or before December 17, 2002.

4.02     Conditions to all Credit Extensions.

     The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of the Borrower and the General Partner contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

     (b) No Default shall exist, and no Default would result from such proposed Credit Extension.

     (c) The Administrative Agent and, if applicable, the L/C Issuers or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

     Each of the Borrower and the General Partner represents and warrants to the Administrative Agent and the Lenders that:

5.01     Existence, Qualification and Power; Compliance with Laws.

     Each of the MLP and the Loan Parties (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02     Authorization; No Contravention.

     The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, have been duly authorized by all necessary corporate or other organizational action and do not and will not (a) contravene the terms of any of such Person's or the MLP's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which the MLP or such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject where such conflict, breach, contravention or Lien could reasonably be expected to have a Material Adverse Effect; or (c) violate any Law in any material respect.

5.03     Governmental Authorization; Other Consents.

     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or (b) the continued operation of Borrower's business as contemplated to be conducted after the date hereof by the Loan Documents, except in each case such approvals, consents, exemptions, authorizations or other actions, notices or filings (i) as have been obtained, (ii) as may be required under state securities or Blue Sky laws, (iii) as are of a routine or administrative nature and are either (A) not customarily obtained or made prior to the consummation of transactions such as the transactions described in clauses (a) or (b) or (B) expected in the judgment of the Borrower to be obtained in the ordinary course of business subsequent to the consummation of the transactions described in clauses (a) or (b), or (iv) that, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

5.04     Binding Effect.

     This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by generally applicable principles of equity relating to enforceability.

5.05     Financial Statements; No Material Adverse Effect.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (b) The audited consolidated financial statements of the Borrower and its Subsidiaries dated July 31, 2002, and the related consolidated statements of income or operations, partners' capital and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 (as hereafter supplemented from time to time in writing) sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements (but not disclosed therein), including liabilities for taxes, material commitments and Indebtedness.

     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06     Litigation.

     There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the General Partner, the MLP, the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07     No Default.

     Neither the Borrower nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

5.08     Ownership of Property; Liens.

     Each of the Borrower and each Restricted Subsidiary has good and sufficient title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09     Environmental Compliance.

     The Borrower and its Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such
Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10     Insurance.

     The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.

5.11     Taxes.

     The Borrower and the Restricted Subsidiaries have filed (or the General Partner has filed on their behalf) all Federal, state and other material tax returns and reports required to be filed, and they have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. The Borrower is treated as a partnership; and not as a corporation or other association under the Code.

5.12     ERISA Compliance.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower and the General Partner, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) No ERISA  Event has  occurred or is  reasonably  expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability which liability could be reasonably expected to have a Material Adverse Effect; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13     Subsidiaries.

     Except as from time to time disclosed in writing to the Lenders, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.

5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. The proceeds of each Credit Extension will not be used in violation of Section 6.11 or Section 7.07.

     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. The Borrower is not subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

5.15     Disclosure.

     The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments, Contractual Obligations, and partnership or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16     Compliance with Laws.

     Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17     Intellectual Property; Licenses, Etc.

     The Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are necessary for the operation of their respective businesses, without conflict with the rights of any other Person except for those patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower and the General Partner, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower and the General Partner, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18     Fixed Price Supply Contracts.

     None of the Borrower and its Subsidiaries (other than Non-Recourse Subsidiaries) is a party to any contract for the supply of propane or other product except where (a) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (b) delivery of such propane or other product is to be made no more than two years after the purchase price is agreed to.

5.19     Trading Policies.

     The Borrower has provided to the Administrative Agent an accurate and complete summary of its Commodity Risk Management Policy and the Borrower has complied in all material respects with such policy.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

6.01     Financial Statements.

     The Borrower shall deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required
Lenders:

     (a) as soon as available, but in any event within 100 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, partners' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (an "Independent Auditor"), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, partners' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the General
Partner as fairly presenting the financial condition, results of operations, partners' capital and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

     (c) as soon as available, but not later than 100 days after the end of each fiscal year of the Borrower (commencing with the first fiscal year during all or any part of which the Borrower had one or more Significant Subsidiaries), a copy of an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidating statement of income, partners' equity and cash flows for such year, certified by a Responsible Officer of the General Partner as having been developed and used in connection with the preparation of the financial statements referred to in Section 6.01(a);

     (d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the first fiscal quarter during all or any part of which the Borrower had one or more Significant Subsidiaries), a copy of the unaudited consolidating balance sheets of the Borrower and its Subsidiaries, and the related consolidating statements of income, partners' equity and cash flows for such quarter, all certified by a Responsible Officer of the General Partner as having been developed and used in connection with the preparation of the financial statements referred to in Section 6.01(b);


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

     (e) as soon as available, but not later than 60 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended July 31,
2003), projected consolidated balance sheets of the Borrower and its Subsidiaries as at the end of each of the current and following two fiscal years and related projected consolidated statements of income, partners' equity and cash flows for each such fiscal year, including therein a budget for the current fiscal year, certified by a Responsible Officer of the General Partner as having been developed and prepared by the Borrower in good faith and based upon the Borrower's best estimates and best available information;

     (f) as soon as available, but not later than 100 days after the end of each fiscal year of the General Partner (commencing with the fiscal year ended July 31, 2003, a copy of the unaudited (or audited, if available) consolidated balance sheet of the General Partner as of the end of such fiscal year and the related consolidated statements of income, partners' capital and cash flows for such fiscal year, certified by a Responsible Officer of the General Partner as fairly presenting, in accordance with GAAP, the financial position and the results of operations of the General Partner and its Subsidiaries (or, if available, accompanied by an opinion of independent public certified accountants as described in Section 6.01(a)); and

     (g) to the extent not contained in the reports, proxies and statements delivered pursuant to Section 6.02(c), as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and, with respect to the final fiscal quarter, concurrently with the financial statements referred to in Section 6.01(a), a summary of the risk management trading activities, substantially in the form as disclosed in the management's discussion and analysis of financial condition and results of operations section of the MLP's form 10-K dated July 31, 2002, certified by a Responsible Officer of the General Partner.

6.02     Certificates; Other Information.

     The Borrower shall deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required
Lenders:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the General Partner;

     (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the partners or stockholders of the General Partner, the MLP, the Borrower or any Subsidiary, and copies of all annual, regular, periodic and special reports and registration statements which such Person may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and


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

     (d) promptly, such additional information regarding the business, financial or corporate affairs of the General Partner, the MLP, the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

     Documents  required to be delivered  pursuant to Section  6.01(a) or (b) or
Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(c) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.03     Notices.

     The  Borrower  shall  promptly  notify  the  Administrative  Agent and each
Lender:

     (a) of the occurrence of any Default;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

     (c) of the occurrence of any ERISA Event;

     (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

     (e) not later than five (5) Business Days after the effective date of a change in the Borrower's Commodity Risk Management Policy, of any change in such policy.


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

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the General Partner setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section
6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04     Payment of Obligations.

     The Borrower and the General Partner shall, and shall cause each Restricted Subsidiary to, pay and discharge as the same shall become due and payable all its material obligations and liabilities other than Indebtedness, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower, the General Partner or such Subsidiary, and (b) all material lawful claims which, if unpaid, would by law become secured by a Lien upon its property, unless such claims are being contested in good faith by appropriate proceedings and adequate reserves under GAAP are being maintained by the Borrower, the General Partner or such Subsidiary.

6.05     Preservation of Existence, Etc.

     The General Partner and the Borrower shall, and shall cause each Restricted Subsidiary to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.02 or 7.03; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06     Maintenance of Properties.

     The Borrower shall, and shall cause each Restricted Subsidiary to, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07     Maintenance of Insurance.

     The Borrower shall, and shall cause each Restricted Subsidiary to, maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business, against loss or damage of the kinds customarily insured against Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.


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

6.08     Compliance with Laws.

     The Borrower shall comply and cause each Restricted Subsidiary to comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09     Books and Records.

     The Borrower shall maintain and cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

6.10     Inspection Rights.

     The Borrower shall permit and cause each Subsidiary to permit representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, to make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11     Use of Proceeds.

     The Borrower shall use the proceeds of (a) the Facility A Committed Loans for Acquisitions, capital expenditures, working capital purposes and other general partnership purposes and (b) the Facility B Committed Loans for Acquisitions, for the retirement of the Synthetic Lease obligations existing on the Closing Date, capital expenditures, working capital purposes and other general partnership purposes, in each case not in contravention of any Law or of any Loan Document.

6.12     Environmental Laws.

     The Borrower shall, and shall cause each Restricted Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws, except where failure to comply with such Environmental Laws could not reasonably be expected to have a Material Adverse Effect.

6.13     Risk Management Policies.

     The Borrower and its Affiliates shall comply with the Borrower's Commodity Risk Management Policy as in effect as of the Closing Date; provided, however, that the Borrower and its Subsidiaries may, as their cumulative budgeted retail gallon sales volume grows, proportionately increase the loss limit specified in the Borrower's Commodity Risk Management Policy.


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

6.14     Other General Partner Obligations.

     (a) The General Partner shall cause the Borrower to pay and perform each of its Obligations when due. The General Partner acknowledges and agrees that it is executing this Agreement as a principal as well as the general partner on behalf of the Borrower, and that its obligations under this Agreement as general partner are full recourse obligations to the same extent as those of the Borrower.

     (b) The General Partner represents, warrants and covenants that it is Solvent, both before and after giving effect to the consummation of the transactions contemplated by the Loan Documents, and that it will remain Solvent until all Obligations under this Agreement shall have been repaid in full and all commitments shall have terminated.

     (c) The General Partner, for so long as it is the general partner of the Borrower, (i) agrees that its sole business will be to act as the general partner of the Borrower, the MLP and any further limited partnership of which the Borrower or the MLP is, directly or indirectly, a limited partner and to undertake activities that are ancillary or related thereto (including being a limited partner in the Borrower), (ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A) its performance of the activities required or authorized by the partnership agreement of the MLP or the Partnership Agreement, and (B) the acquisition, ownership or disposition of partnership interests in the Borrower or the MLP or any further limited partnership of which the Borrower or the MLP is, directly or indirectly, a limited partner, except that, notwithstanding the foregoing, employees of the General Partner may perform services for Ferrell Companies, Inc. and its Affiliates.

     (d) The General Partner agrees that, until all Obligations under this Agreement shall have been repaid in full and all Commitments shall have terminated, it will not exercise any rights it may have (at law, in equity, by contract or otherwise) to terminate, limit or otherwise restrict (whether through repurchase or otherwise and whether or not the General Partner shall remain a general partner in the Borrower) the ability of the Borrower to use the name "Ferrellgas".

     (e) The General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Borrower to be treated as an association taxable as a corporation or otherwise to be taxed as an entity other than a partnership for federal income tax purposes.

6.15     Monetary Judgments.

     If one or more judgments, orders, decrees or arbitration awards is entered against the Borrower or any Restricted Subsidiary involving in the aggregate a material liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage other than through a standard reservation of rights letter) as to any single or related series of transactions, incidents or conditions, then the Borrower shall maintain adequate reserves for such amount in accordance with GAAP. Such amount so reserved shall be treated as establishment of a reserve for purposes of calculating Available Cash under this Agreement.


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

6.16     Designations With Respect to Subsidiaries.

     (a) Any newly  acquired or formed  Subsidiary  shall be deemed a Restricted
Subsidiary unless designated by Borrower as an Unrestricted Subsidiary in accordance with the terms of this Section 6.16. The Borrower may not acquire or form any such new Restricted Subsidiary nor may it designate any Unrestricted Subsidiary as a Restricted Subsidiary unless each of the following conditions are satisfied:

          (i) immediately before and after giving effect to such acquisition or formation of a Restricted Subsidiary, no Default or Event of Default shall exist and be continuing;

          (ii) after giving effect to such acquisition or formation of a Restricted Subsidiary, the Borrower would be permitted to incur at least $1 of additional Indebtedness in accordance with the provisions of Section 7.05; and

          (iii) contemporaneously with the acquisition or formation of a Restricted Subsidiary, such Restricted Subsidiary shall execute and deliver to the Administrative Agent a Guaranty and the Borrower shall otherwise be in compliance with Section 7.20.

     (b) The Borrower may designate any Restricted Subsidiary or newly acquired or formed Subsidiary as an Unrestricted Subsidiary, in each case subject to satisfaction of each of the following conditions:

          (i) immediately before and after giving effect to such designation, no Default or Event of Default shall exist and be continuing;

          (ii) after giving effect to such designation, the Borrower would be permitted to incur at least $1 of additional Indebtedness in accordance with the provisions of Section 7.05

          (iii) (x) if such designation were deemed to constitute a sale by the Borrower or any Restricted Subsidiary of all the assets of the Subsidiary so designated, such sale would be in compliance with Section 7.02 and (y) if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries) were deemed to constitute an Investment by the Borrower or any Restricted Subsidiary in respect of all the assets of the Subsidiary so designated, such investment would be a Permitted Investment, in each case with the net proceeds of such sale or the amount of such Investment being deemed to equal the net book value of such assets in the case of a Restricted Subsidiary or the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary; and

          (iv) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not have been an Unrestricted Subsidiary prior to being designated a Restricted Subsidiary.

     (c) The Borrower shall deliver to the Administrative Agent and each Bank, within 20 Business Days after any such designation, a certificate of a Responsible Officer of Borrower stating the effective date of such designation and stating that the foregoing conditions have been satisfied. Such certificate shall be accompanied by a schedule setting forth in reasonable detail the calculations demonstrating compliance with such conditions, where appropriate.

     (d) In the case of the designation of any Unrestricted Subsidiary or newly acquired or formed Subsidiary as a Restricted Subsidiary, such new Restricted Subsidiary shall be deemed to have made or acquired all Investments owned by it and incurred all Indebtedness and other obligations owing by it and all Liens to which it or any of its properties are subject, on the date of such designation.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

7.01     Liens.

     The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, grant, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

     (a) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property subject thereto is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.05(b);

     (b) Liens to secure Indebtedness of a Restricted Subsidiary to the Borrower or a Wholly-Owned Subsidiary;

     (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower;

     (d) Liens on property existing at the time acquired by the Borrower or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the property acquired, and do not secure any obligations other than those already secured prior to the contemplation of such acquisition;

     (e) Liens on any property acquired by the Borrower or any Restricted Subsidiary in favor of the seller of such property and construction mortgages on property, in each case, created within six months after the date of acquisition, construction or improvement of such property by the Borrower or such Subsidiary to secure the purchase price or other obligation of the Borrower or such Subsidiary to the seller of such property (but no other obligation) or the construction or improvement cost of such property in an amount up to 80% of the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case such Lien does not extend to any other property of the Borrower and its Subsidiaries;

     (f) Liens on cash collateral and deposits of cash or cash collateral made in connection with workers' compensation, unemployment insurance and other social security legislation (other than any Lien imposed by ERISA) or made to secure the performance of bids, of trade contracts, supply contracts and leases (other than Indebtedness or Commodity Swaps), of statutory obligations, of surety bonds, appeal bonds, and performance bonds and of other obligations of a like nature, in each case incurred in the ordinary course of business;

     (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

     (h) mechanics', carriers', warehousemen's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings diligently conducted, provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

     (i) zoning restrictions, easements, rights-of-way, licenses, covenants, reservations, and restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property subject thereto or materially impair the use of such property in the operation of the business of the Borrower or any of its Subsidiaries;

     (j) Liens of landlords or mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased by the Borrower or any of its Subsidiaries in the ordinary course of business;

     (k) Liens incurred and financing statements filed or recorded in each case with respect to personal property leased by the Borrower and its Subsidiaries in the ordinary course of business to the owners of such personal property which are either (i) operating leases (including, without limitation, Synthetic Leases) or (ii) capital leases to the extent (but only to the extent) permitted by Section 7.05; provided, that in each case such Lien does not extend to any other property of the Borrower and its Subsidiaries;

     (l) Judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default;

     (m) Liens incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary with respect to obligations that do not exceed $5,000,000 in the aggregate at any one time outstanding and that (i) are not incurred in connection with Hedging Obligations or Commodity Swaps, (ii) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (iii) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operation of business by the Borrower or such Subsidiary;


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

     (n) Liens on cash or cash collateral (in an aggregate amount not exceeding $10,000,000) that are incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary to secure Hedging Obligations or Commodity Swaps;

     (o) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien otherwise permitted under this Agreement, provided that
(i) any such Lien shall not extend to cover any property not securing the Indebtedness so refinanced and (ii) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 7.05 and shall not have a principal amount in excess of the Indebtedness so refinanced;

     (p) Liens pursuant to any Loan Document; and

     (q) Liens securing Indebtedness of an SPE in connection with an Accounts Receivable Securitization permitted by Section 7.05 (including the filing of any related financing statements naming the Borrower as the debtor thereunder in connection with the sale of accounts receivable by the Borrower to such SPE in connection with any such permitted Accounts Receivable Securitization); provided that the aggregate amount of accounts receivable subject to all such Liens shall at no time exceed 133% of the amount of Accounts Receivable Securitizations permitted to be outstanding under Section 7.05.

7.02     Asset Sales.

     (a) The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to:

          (i) Dispose of any assets other than sales of inventory in the ordinary course of business consistent with past practice (provided that the Disposition of all or substantially all of the assets of the Borrower shall be governed by the provisions of Section 7.03 and not by provisions of this Section 7.02), or

          (ii) issue or sell Equity Interests of any of its Subsidiaries,

in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions, (A) that have a fair market value in excess of $10,000,000 (such amount, the "Applicable Amount"), or (B) for net proceeds in excess of the Applicable Amount (each of the foregoing, an "Asset Sale"), unless both of the following conditions are met:

          (X) the Borrower (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the board of directors of the General Partner (and, if applicable, the audit committee of such board of directors) set forth in a certificate signed by a Responsible Officer of the General Partner and delivered to the Administrative Agent) of the assets sold or otherwise disposed of, and

          (Y) at least 80% of the consideration therefor received by the Borrower or such Subsidiary is in the form of cash; provided, however, that the amount of (l) any liabilities (as shown on the Borrower's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Borrower or any Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Obligations) that are assumed by


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

     the transferee of any such assets and (2) any notes or other obligations received by the Borrower or any such Subsidiary from such transferee that are immediately converted by the Borrower or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that the 80% limitation referred to in this clause (Y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation.

     (b) If the Borrower receives net proceeds exceeding $10,000,000 from one or more sales of assets (other than inventory) made in compliance with subsection
(a) in any fiscal year, then within 360 days after the date the aggregate amount of such net proceeds exceeds $10,000,000, the Borrower shall apply such amounts in excess of $10,000,000 (i) to the acquisition of substantially similar assets so disposed of or other Permitted Acquisitions or other Reinvestments, or (ii) to the extent not applied pursuant to the immediately preceding clause (i), to prepay the Loans or other pari passu senior Indebtedness of Borrower (and, if the Indebtedness so prepaid might be reborrowed, the right to reborrow shall be terminated).

     (c) The provisions of the foregoing subsections (a) and (b), shall not apply to:

          (i) sales or transfers of accounts receivable by the Borrower to an SPE and by an SPE to any other Person in connection with any Accounts Receivable Securitization permitted by Section 7.05 (provided that the aggregate amount of such accounts receivable that shall have been transferred to and held by all SPEs at any time shall not exceed 133% of the amount of Accounts Receivable Securitizations permitted to be outstanding under Section 7.05),

          (ii) any Disposition of assets by the Borrower or any of its Subsidiaries to the Borrower or a Restricted Subsidiary,

          (iii) any transfer of assets by the Borrower of any of its Subsidiaries to any Person in exchange for other assets used in a line of business permitted under Section 7.15 and having a fair market value not less than that of the assets so transferred, or

          (iv) any transfer of assets pursuant to a Permitted  Investment or any
     sale-leaseback  (including   sale-leasebacks  involving  Synthetic  Leases)
     permitted by Section 7.17.

7.03     Fundamental Changes.

     (a) The Borrower shall not consolidate or merge with or into (whether or not the Borrower is the surviving Person), or Dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Borrower is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (ii) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the


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

Obligations of the Borrower pursuant to an assumption agreement in a form reasonably satisfactory to the Administrative Agent, under this Agreement; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) the Borrower or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth
(immediately after the transaction but prior to any purchase accounting adjustment resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Borrower immediately preceding the transaction and
(B) shall, at the time of such transaction and after giving effect thereto, be permitted to incur at least $1.00 of additional Indebtedness without breaching
Section 7.05 and Section 7.22(a).

     (b) The Borrower shall deliver to the Administrative Agent prior to the consummation of the proposed transaction pursuant to the foregoing subsection
(a) an officers' certificate to the foregoing effect signed by a Responsible Officer of the General Partner and an opinion of counsel satisfactory to the Administrative Agent stating that the proposed transaction complies with this Agreement. The Administrative Agent and the Lenders shall be entitled to conclusively rely upon such officer's certificate and opinion of counsel.

     (c) Upon any consolidation or merger, or Disposition of all or substantially all of the assets of the Borrower in accordance with this Section 7.03, the successor Person formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, or Disposition, the provisions of this Agreement referring to the "Borrower" shall refer to or include instead the successor Person and not the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower in this Agreement; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay the Obligations except in the case of a sale of all of such Borrower's assets that meets the requirements of this Section 7.03.

7.04     Acquisitions.

     Without limiting the generality of any other provision of this Agreement neither the Borrower nor any Restricted Subsidiary shall consummate any Acquisition unless (i) the primary purpose of such Acquisition is to expand or enhance Borrower's retail or wholesale propane distribution business (provided that the Borrower may make immaterial Acquisitions to expand or enhance the other lines of business Borrower is engaged in on the Closing Date); (ii) such Acquisition is undertaken in accordance with all applicable Laws; (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; and (iv) no Default or Event of Default will occur or be continuing and each of the representations and warranties of the Borrower in this Agreement will be true on and as of the date of such Acquisition, both before and after giving effect thereto. Any Acquisition permitted under the preceding sentence is herein called a "Permitted Acquisition". Nothing in Section 7.21 shall prohibit (x) the making by the Borrower of a Permitted Acquisition indirectly through the General Partner, the MLP or any of its or their Affiliates in a series of substantially contemporaneous transactions in which the Borrower shall ultimately own the assets that are the subject of such Permitted Acquisition or (y) the assumption of Acquired Debt in connection therewith to the extent such Acquired Debt is (if not otherwise permitted to be incurred by the Borrower pursuant to this Agreement) upon such assumption immediately repaid (with the proceeds of Committed Loans or otherwise).


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

7.05     Limitation on Indebtedness.

     (a) The Borrower shall not and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume or otherwise become directly or indirectly liable with respect to: (i) any Indebtedness (including Acquired Debt) other than Permitted Indebtedness or (ii) any Synthetic Leases, and the Borrower shall not issue any Disqualified Interests and shall not permit any of the Restricted Subsidiaries to issue any shares of preferred stock, unless the Leverage Ratio (both before and after giving pro forma effect thereto) is equal to or less than 4.50 to 1.00.

     (b) The aggregate principal amount of all Synthetic Lease Obligations of the Borrower and the Restricted Subsidiaries and all Indebtedness for which the Borrower or any Restricted Subsidiary of the Borrower is at any time liable which is secured by any Lien on any property of the Borrower or any of the Restricted Subsidiaries (exclusive of Accounts Receivable Securitizations allowed under subsection (c) of this Section), shall not exceed $25,000,000 at any one time outstanding.

     (c)  The  aggregate   amount  of  Indebtedness  of  the  Borrower  and  its
Subsidiaries through one or more SPEs in connection with Accounts Receivable Securitizations shall not exceed $60,000,000 at any one time outstanding.

     (d) Neither the Borrower nor any of the Restricted Subsidiaries shall be or become liable with respect to any letters of credit other than Letters of Credit hereunder.

     (e) All Indebtedness of the Borrower and its Restricted Subsidiaries that is subordinated to the Obligations in right of payment must be subordinated on substantially the terms and conditions set forth on Schedule 7.13.

     (f) In determining compliance with the ratio set forth in clause (a) of this Section 7.05, (i) the Swap Termination Value of all Hedging Obligations as of the date of calculation shall be included in the calculation of such ratio when testing for the incurrence of any Indebtedness and (ii) any increase in the Swap Termination Value with respect to any Hedging Obligations shall not be deemed to be a new "incurrence" requiring the calculation of the ratio set forth in such clause (a).

7.06     Transactions with Affiliates.

     The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, Dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its or their Affiliates, including any Non-Recourse Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless

     (a) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person, and

     (b) with respect to (i) any Affiliate Transaction with an aggregate value in excess of $500,000, a majority of the directors of the General Partner having no direct or indirect economic interest in such Affiliate Transaction determines by resolution that such Affiliate Transaction complies with clause (a) above and approves such Affiliate Transaction, and (ii) any Affiliate Transaction involving the purchase or other acquisition or Disposition of properties or assets other than in the ordinary course of business, in each case, having a fair market value or for net proceeds in excess of $15,000,000, the Borrower delivers to the Administrative Agent an opinion as to the fairness to the Borrower or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing;

provided, however, that (i) any employment agreement or stock option agreement entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Borrower (or the General Partner) or such Restricted Subsidiary, Restricted Payments permitted by the provisions of Section 7.12, and transactions entered into by the Borrower in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane businesses operated by the Borrower, the Restricted Subsidiaries and its Affiliates, in each case, shall not be deemed Affiliate Transactions, and (ii) nothing in this Agreement shall authorize the payments by the Borrower to the General Partner or any other Affiliate of the Borrower for administrative expenses incurred by such Person other than such out-of-pocket administrative expenses as such Person shall incur and the Borrower shall pay in the ordinary course of business; and provided further, that the foregoing provisions of this Section 7.06 shall not apply to transfers of accounts receivable of the Borrower to an SPE in connection with any Accounts Receivable Securitization permitted by Section 7.05.

7.07     Use of Proceeds.

     The Borrower shall not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or
(ii) to acquire any security in any transaction that is subject to Section 13 or 14 of the Ex change Act.

7.08     Use of Proceeds - Ineligible Securities.

     The Borrower shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Borrower or any Affiliate of the Borrower.


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

7.09     Contingent Obligations.

     The  Borrower  shall not,  and shall not  suffer or permit  any  Restricted
Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

     (a) endorsements for collection or deposit in the ordinary course of business;

     (b) subject to compliance with the trading policies in effect from time to time as submitted to the Administrative Agent, Hedging Obligations entered into in the ordinary course of business as bona fide hedging transactions;

     (c) the Guaranties under this Agreement;

     (d)  Guarantees  and Surety  Instruments  to the extent not  prohibited  by
Section 7.05; and

     (e)   indemnities   not   guaranteeing   Indebtedness  or  Synthetic  Lease
Obligations of any Person.

7.10     Joint Ventures.

     (a) The Borrower shall not, and shall not suffer or permit any Restricted Subsidiary, to enter into any Joint Venture unless the same shall be a Permitted Investment.

7.11     Lease Obligations.

     The aggregate obligations of the Borrower and the Restricted Subsidiaries for the payment of rent for any property under lease or agreement to lease (excluding obligations of the Borrower and its Subsidiaries under or with respect to Synthetic Leases) for any fiscal year shall not exceed the greater of
(a) $40,000,000 or (b) 10% of Consolidated Cash Flow of the Borrower for the most recently ended eight consecutive fiscal quarters; provided, however, that any payment of rent for any property under lease or agreement to lease for a term of less than one year (after giving effect to all automatic renewals) shall not be subject to this Section 7.11. For purposes of this Section 7.11, the calculation of Consolidated Cash Flow shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by the Borrower or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of Consolidated Cash Flow assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period.

7.12     Restricted Payments.

     (a) The Borrower shall not and shall not permit any of the Restricted Subsidiaries to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

          (i) the Borrower and each Restricted Subsidiary may declare and pay dividends or other distributions payable solely in the common partnership


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

     interests, common stock, or other common equity interests of the Borrower or such Restricted Subsidiary, provided that Borrower's interest in such Restricted Subsidiary is not diminished thereby (other than Disqualified Interests);

          (ii) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Restricted Subsidiaries that are Guarantors (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any such Subsidiary and also to each other owner of capital stock or other equity interests of the payor Subsidiary on a pro rata basis based on their relative ownership interests);

          (iii) the Borrower and each Restricted Subsidiary that is a Guarantor may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests (other than Disqualified Interests); and

          (iv) the Borrower and each Restricted Subsidiary may declare and make Restricted Payments in addition to those listed above if, both before and after the declaration and the making thereof, all of the following conditions are satisfied:

               (A) The representations and warranties of the Borrower and the General Partner contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Restricted Payment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 7.12, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

               (B) No Default shall exist, and no Default would result from such proposed Restricted Payments;

               (C) the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which quarterly or annual financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been more than 2.25 to 1.00 for each such period;

               (D) such Restricted Payment, together with the aggregate of all other Restricted Payments (other than Restricted Payments permitted by the provisions of subsections (a)(i), (ii) or (iii) above) made by the Borrower and its Subsidiaries in the fiscal quarter during which such Restricted Payment is made, shall not exceed an amount equal to (x)

          Available Cash of the Borrower for the immediately preceding fiscal quarter plus (y) the lesser of (i) the amount of any Available Cash of the Borrower accrued during the first 45 days of such fiscal quarter and (ii) the excess of the aggregate amount of Loans that the Borrower could have borrowed over the actual amount of Loans outstanding, in each case as of the last day of the immediately preceding fiscal quarter; and

               (E) such Restricted Payment (other than Restricted Payments of the kinds described in clauses (b) or (c) of the definition of "Restricted Payments") made by the Borrower and its Restricted Subsidiaries after October 31, 1996, shall not exceed an amount equal to:

                    (1) the Consolidated Cash Flow of the Borrower and the Restricted Subsidiaries for the period after October 31, 1996 through and including the last day of the fiscal quarter ending immediately preceding the date of the proposed Restricted Payment (the "Determination Period"), minus

                    (2) the  sum (x) of  Consolidated  Interest  Expense  of the
               Borrower and the Restricted Subsidiaries for the Determination Period plus (y) all capital expenditures (other than Growth-Related Capital Expenditures and net of capital asset sales in the ordinary course of business) made by the Borrower and the Restricted Subsidiaries during the Determination Period, plus (z) the aggregate of all other Restricted Payments (other than (a) Restricted Payments of the kinds permitted by Sections 7.12(a), (i), (ii) or (iii) above, (b) Restricted Payments of the kinds described in clause (a) of the definition of "Restricted Payment" and made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate and (c) Restricted Payments of the kinds described in clauses (b) or (c) of the definition of "Restricted Payment"), plus

                    (3) $30,000,000, plus

                    (4) the excess, if any, of the consolidated  working capital of the Borrower and the Restricted Subsidiaries at July 31, 1996, over the consolidated working capital of the Borrower and the Restricted Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment, minus

                    (5) the excess, if any, of the consolidated  working capital of the Borrower and the Restricted Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment over the consolidated working capital of the Borrower and the Restricted Subsidiary at July 31, 1996.

     For the purposes of this subsection (a), the amount of any Restricted Payment, if made other than in cash, shall be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an officer's certificate signed by a Responsible Officer of Borrower and delivered to the Administrative Agent, and the calculation of

     Consolidated  Cash  Flow  shall  give  pro  forma  effect  to  Acquisitions
     (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by such Person or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of Consolidated Cash Flow assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period.

     (b) The foregoing subsection (a) will not prohibit (i) the payment of any Restricted Payment within 60 days after the date on which the Borrower declares or otherwise becomes committed to make such Restricted Payment, if such declaration or commitment is allowed under subsection (a) at the time it is made or (ii) the refinancing of the 1998 Fixed Rate Senior Notes or the 2000 Fixed Rate Senior Notes provided that (w) no Default or Event of Default shall exist after giving effect to such refinancing, (y) the interest rate and financing costs of such new debt (the "New Debt") are on market terms at the time the New Debt is arranged for, (x) no principal payments or sinking fund payments are required on the New Debt until at least one year after the Maturity Date, and both the maturity and the Weighted Average Life to Maturity of the New Debt are longer than the maturity and the Weighted Average Life to Maturity of the notes being refinanced, and (z) the terms of the New Debt are otherwise no more onerous to the Borrower and its Restricted Subsidiaries than the terms of this Agreement.

     (c) Not later than the date on which any Restricted Payment is made, the General Partner shall deliver to the Administrative Agent an officer's certificate signed by a Responsible Officer of Borrower stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 7.12 were computed, which calculations may be based upon the Borrower's latest available financial statements.

     (d) For the purposes of the foregoing subsection (a)(4), the parties hereto agree that Schedule 7.12 sets forth certain amounts to be used in calculating the foregoing.

7.13     Prepayment of Subordinated Indebtedness.

     The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, (a) purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Indebtedness that is subordinated to the Obligations, except for regularly scheduled payments of interest in respect of such Indebtedness required pursuant to the instruments evidencing such Indebtedness that are not made in contravention of the terms and conditions of subordination set forth on
Schedule 7.13 or (b) directly or indirectly, make any payment in respect of, or set apart any money for a sinking, defeasance or other analogous fund on account of, Guarantees subordinated to the Obligations. The foregoing provisions will not prohibit the defeasance, redemption or repurchase of subordinated Indebtedness with the proceeds of Permitted Refinancing Indebtedness.


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7.14     Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Borrower or any of the Restricted Subsidiaries (1) on its Capital Interests or (2) with respect to any other interest or participation in, or interest measured by, its profits, (b) pay any indebtedness or other obligations owed to the Borrower or any of the Restricted Subsidiaries, (c) make loans or advances to the Borrower or any of the Restricted Subsidiaries or (d) transfer any of its properties or assets to the Borrower or any of the Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness, (ii) this Agreement, the 2002 MLP Notes, the 2002 MLP Indenture the 1998 Note Purchase Agreement, the 1998 Fixed Rate Senior Notes, the 2000 Note Purchase Agreement and the 2000 Fixed Rate Senior Notes, (iii) applicable Laws, (iv) any instrument governing Indebtedness or Capital Interests of a Person acquired by the Borrower or any of the Restricted Subsidiaries as in effect at the time of such Acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such Acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person - to the extent that dividends, distributions, loans, advances or transfers thereof are limited by such encumbrance or restriction on the date of acquisition - is not taken into account in determining whether such acquisition was permitted by the terms of this Agreement, (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (vii) Permitted Refinancing Indebtedness of any Existing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced or (viii) other Indebtedness permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 7.05, provided that such restrictions are no more restrictive than those contained in this Agreement.

7.15     Change in Business.

     The Borrower shall not, and shall not suffer or permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and the Restricted Subsidiaries on the date of this Agreement.

7.16     Accounting Changes.

     The Borrower shall not, and shall not suffer or permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Restricted Subsidiary except as required by the Code.


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

7.17     Limitation on Sale and Leaseback Transactions.

     The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or such Restricted Subsidiary of any property that has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing; provided, however, that the Borrower or such Restricted Subsidiary may enter into such sale and leaseback transaction if either: (i) the Borrower could have (A) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction in compliance with Section 7.5 and Section 7.22(a) and also (B) granted a Lien to secure such Indebtedness pursuant to
Section 7.01; or (ii) the lease in such sale and leaseback transaction is for a term not in excess of the lesser of (A) three years and (B) 60% of the remaining useful life of such property.

7.18     Amendments of Organization Documents or Certain Debt Agreements.

     The Borrower shall not modify, amend, supplement or replace, nor permit any modification, amendment, supplement or replacement of, the Organization Documents of the General Partner, the Borrower or any Subsidiary of the Borrower, the 2002 MLP Notes, the 2002 MLP Indenture, the 1998 Fixed Rate Senior Notes, the 1998 Note Purchase Agreement, the 2000 Fixed Rate Senior Notes or the 2000 Note Purchase Agreement or any document executed and delivered in connection with any of the foregoing, in any respect that would adversely affect the Lenders, the Borrower's ability to perform the Obligations, or any Guarantor's ability to perform its obligations under its Guaranty, in each such case without the prior written consent of the Administrative Agent and the Required Lenders. Furthermore, the Borrower shall not permit any modification, amendment, supplement or replacement of the Organization Documents of the MLP that would have a material effect on the Borrower without the prior written consent of the Administrative Agent and the Required Lenders.

7.19     Fixed Price Supply Contracts.

     None of the Borrower and the Restricted Subsidiaries shall at any time be a party or subject to any contract for the supply of propane or other product except where (a) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (b) delivery of such propane or other product is to be made no more than two years after the purchase price is agreed to.

7.20     Operations through Restricted Subsidiaries.

     The Borrower shall not conduct any of its operations through any Restricted Subsidiary unless:

     (a) such Restricted Subsidiary executes a Guaranty guaranteeing payment of the Obligations accompanied by an opinion of counsel to the Restricted Subsidiary, acceptable to the Administrative Agent and addressed to the Administrative Agent and the Lenders as to the due authorization, execution, delivery and enforceability of the Guaranty;


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

     (b) such Restricted Subsidiary does not incur or allow to be outstanding any Indebtedness other than (i) Indebtedness owed to the Borrower or any other Restricted Subsidiary and (ii) Acquired Debt otherwise permitted by this Agreement;

     (c) the Consolidated Cash Flow of such Restricted Subsidiary, when added to Consolidated Cash Flow of all other Restricted Subsidiaries for any fiscal year, shall not exceed 20% of the Consolidated Cash Flow of the Borrower and the Restricted Subsidiaries for such fiscal year;

     (d) the value of the assets of such Restricted Subsidiary, when added to the value of the assets of all other Restricted Subsidiaries for any fiscal year, shall not exceed 20% of the consolidated value of the assets of the Borrower and the Restricted Subsidiaries for such fiscal year, as determined in accordance with GAAP;

     (e) such Restricted Subsidiary is organized under the laws of the United States or any State thereof; and

     (f) such Restricted Subsidiary maintains substantially all of its assets and conducts substantially all of its business within the United States.

     The Borrower shall not conduct any of its operations through, and shall not establish, create or otherwise invest in, any Unrestricted Subsidiary unless the same shall be a Permitted Investment.

7.21     Operations of MLP.

     Except in connection with an indirect Acquisition permitted by Section 7.04, the General Partner and the Borrower shall not permit the MLP or any of its Affiliates (including any Non-Recourse Subsidiary or any Unrestricted Subsidiary) to operate or conduct any business substantially similar to that conducted by the Borrower and the Restricted Subsidiaries within a 25 mile radius of any business conducted by the Borrower and the Restricted Subsidiaries. In order to comply with this Section 7.21, the Borrower may enter into one or more transactions by which its assets and properties are "swapped" or "exchanged" for assets and properties of another Person prior to or concurrently with another transaction which, but for such swap or exchange would violate this Section; provided, that (i) if the value of the Borrower's assets or units to be so swapped or exchanged exceeds $15,000,000, as determined by the audit committee of the Board of Directors of the General Partner, the Borrower shall have first obtained at its expense an opinion from a nationally recognized investment banking firm, addressed to it, the Administrative Agent and the Lenders and opining without material qualification and based on assumptions that are realistic at the time, that the exchange or swap transactions are fair to the Borrower and the Restricted Subsidiaries, and (ii) if the value of the Borrower's assets or units to be so swapped or exchanged exceeds $50,000,000, as determined by the audit committee of the Board of Directors of the General Partner, at the option of the Required Lenders, the Administrative Agent shall have first retained, at the Borrower's expense, an investment banking firm on behalf of the Lenders who shall also have rendered an opinion containing the statements and content referred to in clause (i).


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

7.22     Financial Covenants.

     (a) Leverage Ratio. The Borrower shall not permit the Leverage Ratio to be more than 4.75 to 1.00 as of the last day of any fiscal quarter.

     (b) Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio to be less than 2.50 to 1.00 as of the last day of any fiscal quarter.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default.

     Any of the following shall constitute an Event of Default:

     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee or any other amount due hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in Sections 6.03 (other than subsection (d) thereof), 6.10, 6.11, 6.13 or Article VII; or

     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer of Borrower or such other Loan Party knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to Borrower by the Administrative Agent or any Lender; or

     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

     (e) Cross-Default. (i) The Borrower, the General Partner, or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but after giving effect to any applicable grace periods) in respect of any Indebtedness, Synthetic Lease Obligation, or Contingent Obligation (other than Indebtedness hereunder and Indebtedness under any Swap Contract or any Commodity Swaps) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, Synthetic Lease Obligation, or Contingent Obligation or contained in any document evidencing, securing or relating thereto (in each case, after giving effect to any applicable grace periods), or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or the beneficiary or beneficiaries of such Indebtedness, Synthetic Lease Obligation, or Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness, Synthetic Lease Obligation, or Contingent Obligation to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness, Synthetic Lease


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

Obligation, or Contingent Obligation to be made or required, prior to its stated maturity, or cash collateral in respect thereof to be demanded or required; or
(ii) there occurs under any Swap Contract or any Commodity Swap an Early Termination Date (as defined in such Swap Contract or Commodity Swap) resulting from (A) any event of default under such Swap Contract or Commodity Swap as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract or Commodity Swap) or (B) any Termination Event (as so defined) under such Swap Contract or Commodity Swap as to which the Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

     (f) Insolvency Proceedings, Etc. The Borrower, the General Partner, the MLP or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) Inability to Pay Debts; Attachment. (i) The Borrower, the General Partner, the MLP or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or
(ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (h) Judgments. There is entered against the Borrower, the General Partner, or any Restricted Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result


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

in liability of any Loan Party under Title IV of ERISA to any Pension Plan, any Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (k) Adverse Change. There occurs a Material Adverse Effect; or

     (l) Certain Indenture Defaults, Etc. To the extent not otherwise within the scope of Section 8.01(e) above, (i) any "Event of Default" shall occur and be continuing under and as defined in the 1998 Note Purchase Agreement or the 2000 Note Purchase Agreement or (ii) any of the following shall occur under or with respect to any Indebtedness guaranteed by the Borrower or its Subsidiaries (collectively, the "Guaranteed Indebtedness"): (A) any demand for payment shall be made under any such Guaranty Obligation with respect to the Guaranteed Indebtedness or (B) so long as any such Guaranty Obligation shall be in effect
(x) the Borrower or any such Subsidiary shall fail to pay principal of or premium, if any, or interest on such Guaranteed Indebtedness after the expiration of any applicable notice or cure periods or (y) any "event of default" (however defined) shall occur and be continuing under such Guaranteed Indebtedness which results in the acceleration of such Guaranteed Indebtedness.

8.02     Remedies Upon Event of Default.

     If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Laws;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03     Application of Funds.

     After the exercise of any remedy provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

     Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.


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

                                  ARTICLE IX.
                              ADMINISTRATIVE AGENT

9.01     Appointment and Authorization of Administrative Agent.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX and in the definition of "Agent-Related Person" included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

9.02     Delegation of Duties.

     The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

9.03     Liability of Administrative Agent.

     No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly


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

set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.04     Reliance by Administrative Agent.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05     Notice of Default.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article


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VIII;  provided,  however,  that unless and until the  Administrative  Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

9.06     Credit Decision; Disclosure of Information by Administrative Agent.

     Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.07     Indemnification of Administrative Agent.

     Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any
Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative


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Agent in connection with the preparation,  execution, delivery,  administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The
undertaking  in  this  Section  shall  survive   termination  of  the  Aggregate
Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

9.08     Administrative Agent in its Individual Capacity.

     Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

9.09     Successor Administrative Agent.

     The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders, and may, if it elects to do so, at the same time resign as an L/C Issuer and/or Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the resigning Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. If no successor L/C Issuer or Swing Line Lender is appointed prior to the effective date of the resignation of such L/C Issuer and the Swing Line Lender, such resignation shall nonetheless take effect at such time and any successor administrative agent may appoint, after consulting with the Lenders and the Borrower, a successor L/C Issuer and Swing Line Lender from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. Upon the acceptance of its appointment as successor L/C Issuer and Swing Line Lender hereunder, the Person acting as such successor shall succeed to all the rights, powers and duties of the retiring L/C Issuer and Swing Line Lender and the respective terms


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"L/C Issuer" and "Swing Line Lender",  as applicable,  shall mean such successor
Letter of Credit Issuer and Swing Line Lender, and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, as applicable, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the
obligation   of  the  successor  L/C  Issuer  to  issue  letters  of  credit  in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

9.10     Administrative Agent May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.


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

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11     Collateral and Guaranty Matters.

     The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

     (a) to release any Lien on any property that may hereafter be granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

     (b) to subordinate any Lien on any property that may hereafter be granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

     (c) to release any Guarantor from its obligations under its Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.

9.12     Other Agents; Arrangers and Managers.

     None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


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

                                   ARTICLE X.
                                  MISCELLANEOUS

10.01    Amendments, Etc.

     No amendment, waiver or consent shall change any provision of this sentence or the definition of "Facility A Required Lenders" or any other provision hereof specifying the number or percentage of Facility A Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Facility A Lender. Additionally, no other amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder, without the written consent of each Lender directly affected thereby; however, only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

     (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

     (g) subject to Section 9.11, release any Guarantor from its Guaranty without the written consent of each Lender;


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

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement and no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02    Notices and Other Communications; Facsimile Copies.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, any L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.


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

     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03    No Waiver; Cumulative Remedies.

     No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04    Attorney Costs, Expenses and Taxes.

     The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney


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Costs.  The  foregoing  costs and  expenses  shall  include all search,  filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

10.05    Indemnification by the Borrower.

     Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary, or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.


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10.06    Payments Set Aside.

     To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.07    Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as


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no Event of Default has  occurred  and is  continuing,  the  Borrower  otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement as a Facility A Lender or as a Facility B Lender, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuers and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such


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Lender in  connection  with such  Lender's  rights  and  obligations  under this
Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) As used herein, the following terms have the following meanings:

          "Eligible  Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries without the consent of the Required Lenders.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually


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becomes a Lender in compliance with the other  provisions of this Section 10.07,
(i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

     (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as an L/C Issuer or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

     (j) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable (all liability for which shall remain with the Granting Lender), and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, and without paying any processing fee therefor, reassign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis, subject to an agreement containing confidentiality provisions substantially the same as those of Section 10.08, any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC. This subsection (j) may not be amended without the consent of any Granting Lender that has, at the time in question and to the knowledge of the Borrower and the Administrative Agent, made an assignment to an SPC pursuant to this subsection.


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No recourse  shall be had against any  shareholder,  member,  officer,  agent or director of any SPC, in its capacity as such, with respect to this Agreement (provided that no such Persons shall be relieved of any liability that they might otherwise have as a result of their fraud or intentional misconduct), and the provisions of this sentence shall survive the termination of this Agreement.


10.08    Confidentiality.

     Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction, hedge transaction or securitization relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any other Loan Party, provided that, such disclosure is not in breach of a confidentiality agreement with a Loan Party known to the Administrative Agent or such Lender, as applicable; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.09    Set-off.

     In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender


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is  authorized  at any time and from time to time,  without  prior notice to the
Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10    Interest Rate Limitation.

     Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate applicable to it, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12    Integration.

     This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13    Survival of Representations and Warranties.

     All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.14    Severability.

     If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15    Tax Forms.

     (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

          (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion),
     (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

          (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this
     Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

          (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

10.16    Replacement of Lenders.

     Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or
3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuers and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans.

10.17    Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.18    Waiver of Right to Trial by Jury.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.19    Ratification of Agreements.

     This  Agreement  amends and restates in its  entirety  the Existing  Credit
Agreement, together with the promissory notes made by Borrower thereunder (collectively, the "Existing Loan Documents"). Borrower hereby agrees that the Indebtedness outstanding under the Existing Loan Documents and all accrued and unpaid interest thereon and all accrued and unpaid fees under the Existing Loan Documents shall be deemed to be outstanding under and governed by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                 FERRELLGAS, L.P.

                                 By:    Ferrellgas, Inc., as its general partner


                                 By:
                                    --------------------------------------------
                                    Kevin T. Kelly, Senior Vice President
                                    and Chief Financial Officer



                                 FERRELLGAS, INC.

                                 By:
                                    --------------------------------------------
                                    Kevin T. Kelly, Senior Vice President
                                    and Chief Financial Officer

                            BANK OF AMERICA, n.a., as
                            Administrative Agent

                            By:
                               -------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                  ----------------------------------------------

                            BANK OF AMERICA, n.a., as a Lender, an L/C Issuer and Swing Line Lender

                            By:
                               -------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                  ----------------------------------------------

                            BNP PARIBAS, as a Lender and an L/C Issuer

                            By:
                               -------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                  ----------------------------------------------



                            By:
                               -------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                  ----------------------------------------------

                            BANK ONE, NA (MAIN OFFICE CHICAGO), as a Lender

                            By:
                               -------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                  ----------------------------------------------

                            WELLS FARGO BANK TEXAS, n.a., as a Lender

                            By:
                               -------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                  ----------------------------------------------

                            LASALLE BANK NATIONAL ASSOCIATION, as a Lender

                            By:
                               -------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                  ----------------------------------------------

                            BANK OF OKLAHOMA, NATIONAL ASSOCIATION, as a Lender

                            By:
                               -------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                  ----------------------------------------------

                            HIBERNIA NATIONAL BANK, as a Lender

                            By:
                               -------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                  ----------------------------------------------

                            SOCIETE GENERALE, as a Lender

                            By:
                               -------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                  ----------------------------------------------

                            U.S. BANK NATIONAL ASSOCIATION, as a Lender

                            By:
                               -------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                  ----------------------------------------------

                            CREDIT SUISSE FIRST BOSTON
                            CAYMAN ISLANDS BRANCH, as a Lender

                            By:
                               -------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                  ----------------------------------------------



                                                                                          SCHEDULE 2.01
                                   COMMITMENTS
                               AND PRO RATA SHARES

           Lender               Facility A      Facility B      Sum of        Pro Rata Share (Facility A,
                                Commitment      Commitment      Commitments    Facility B and Aggregate)
----------------------------  --------------  --------------  --------------  ---------------------------
Bank of America, N.A.         $24,634,146.34  $25,365,853.66  $50,000,000.00        16.260162602%
----------------------------  --------------  --------------  --------------  ---------------------------
Wells Fargo Bank Texas, N.A.  $19,707,317.07  $20,292,682.93  $40,000,000.00        13.008130081%
----------------------------  --------------  --------------  --------------  ---------------------------
Bank One, NA                  $19,707,317.07  $20,292,682.93  $40,000,000.00        13.008130081%
----------------------------  --------------  --------------  --------------  ---------------------------
Credit Suisse First Boston    $17,243,902.44  $17,756,097.56  $35,000,000.00        11.382113821%
----------------------------  --------------  --------------  --------------  ---------------------------
BNP Paribas                   $17,243,902.44  $17,756,097.56  $35,000,000.00        11.382113821%
----------------------------  --------------  --------------  --------------  ---------------------------
LaSalle Bank National         $17,243,902.44  $17,756,097.56  $35,000,000.00        11.382113821%
Association
----------------------------  --------------  --------------  --------------  ---------------------------
U.S. Bank National            $12,317,073.17  $12,682,926.83  $25,000,000.00         8.130081301%
Association
----------------------------  --------------  --------------  --------------  ---------------------------
Societe Generale              $12,317,073.17  $12,682,926.83  $25,000,000.00         8.130081301%
----------------------------  --------------  --------------  --------------  ---------------------------
Bank of Oklahoma, National     $7,390,243.90   $7,609,756.10  $15,000,000.00         4.878048780%
Association
----------------------------  --------------  --------------  --------------  ---------------------------
Hibernia National Bank         $3,695,121.95   $3,804,878.05   $7,500,000.00         2.439024390%
----------------------------  --------------  --------------  --------------  ---------------------------
Totals:                      $151,500,000.00 $156,000,000.00 $307,500,000.00              100.00%
---------------------------- --------------- --------------- ---------------  ---------------------------


                                                                  SCHEDULE 5.05

                        ADDITIONAL FINANCIAL DISCLOSURES

         None.

                                  SUBSIDIARIES                   SCHEDULE 5.13

                          AND OTHER EQUITY INVESTMENTS


Part (a).         Subsidiaries.                      Ferrellgas Receivables, LLC
                                                              Bluebuzz.com, Inc.


Part (b).         Other Equity Investments.          None

                                                                   SCHEDULE 7.01

                                 EXISTING LIENS

None.

                                                                   SCHEDULE 7.05

                              EXISTING INDEBTEDNESS

                      Existing Indebtedness as of 11/26/02

                                  SCHEDULE 7.12

                         RESTRICTED PAYMENT CALCULATIONS

For the purposes of Section 7.12(a)(4), the parties hereto agree that:

     (i) the amount of the Restricted Payments (other than Restricted Payments of the kinds permitted by the provisions of Section 7.12(a)(i), (ii) or (iii))made by the Borrower and its Restricted Subsidiaries during the period after October 31, 1996, through and including July 31, 2002 (in this Schedule called the "Base Period") shall be deemed to have been $487,066,879;

     (ii) the  Consolidated  Cash  Flow  of  the  Borrower  and  the  Restricted
          Subsidiaries during the Base Period shall be deemed to have been $842,216,463;

     (iii)the sum of the Consolidated Interest Expense of the Borrower and the Restricted Subsidiaries during the Base Period plus all capital expenditures (other than Growth Related Capital Expenditures and net of capital asset sales in the ordinary course of business) made by the Borrower and the Restricted Subsidiaries during the Base Period shall be deemed to have been $284,809,133,

     (iv) the  consolidated  working  capital of the Borrower and the Restricted
          Subsidiaries   at  July  31,   1996  shall  be  deemed  to  have  been
          $22,908,000;

     (v) the amount of all Restricted Payments of the Borrower of the kinds described in clause (a) of the definition of "Restricted Payment" and made during the fiscal quarter ending January 31, 1997 shall be deemed to have been $25,560,613.

                                  SCHEDULE 7.13

                            SUBORDINATION PROVISIONS

         Capitalized terms that are used but not otherwise defined in this
Schedule 7.13 have the meanings given to such terms in the Credit Agreement.

                                    ARTICLE X

                                  SUBORDINATION

Section  X.01     Agreement to Subordinate.

                  The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section X.02      Certain Definitions.

                  "1998 Fixed Rate Senior Notes" means, collectively, (a) the $109,000,000 6.99% Senior Notes, Series A, due August 1, 2005, (b) the $37,000,000 7.08% Senior Notes, Series B, due August 1, 2006, (c) the $52,000,000 7.12% Senior Notes, Series C, due 2008, (d) the $82,000,000 7.24%
Senior Notes, Series D, due August 1, 2010 and (e) the $70,000,000 7.42% Senior Notes, Series E, due August 1, 2013, in each case issued by the Borrower pursuant to the 1998 Note Purchase Agreement.

                  "1998  Note  Purchase   Agreement"  means  the  Note  Purchase
Agreement, dated as of July 1, 1998, among the Borrower and the Purchasers named therein, pursuant to which the 1998 Fixed Rate Senior Notes were issued.

                  "2000  Note  Purchase   Agreement"  means  the  Note  Purchase
Agreement, dated as of February 1, 2000, among the Borrower and the Purchasers named therein, pursuant to which the 2000 Fixed Rate Senior Notes were issued.

                  "2000 Fixed Rate Senior Notes" means, collectively, (a) the $21,000,000 8.68% Senior Notes, Series A, due August 1, 2006, (b) the
$90,000,000  8.78%  Senior  Notes,  Series  B, due  August  1,  2007 and (c) the
$73,000,000 8.87% Senior Notes, Series C, due August 1, 2009, in each case issued by the Borrower pursuant to the 2000 Note Purchase Agreement.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than eighteen months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard and Poor's Corporation and in each case maturing within nine months after the date of acquisition and (vi) investments in money market funds all of whose assets consist of securities of the types described in the foregoing clauses (i) through (v).

                  "Company"   means   Ferrellgas,   L.P.,  a  Delaware   limited
partnership.

                  "Credit Agreement" means that certain Fourth Amended and Restated Credit Agreement, dated as of December 10, 2002, among the Company, Ferrellgas, Inc., the financial institutions party therein (each a "Lender" and collectively, the "Lenders") and Bank of America, N.A., as administrative agent for the Lenders, including any related notes, letters of credit and applications therefor, and other instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

                  "Designated Senior Debt" means (i) the Senior Term Debt and the Senior Revolving Debt and (ii) any other Senior Debt permitted hereunder the principal amount of which is $20 million or more and that has been designated by the Company as "Designated Senior Debt."

                  "Insolvency or Liquidation Proceedings" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company, as such, or to its assets, or (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

                  "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

                  "Senior Debt" means (i) the Senior Term Debt and the Senior Revolving Debt and (ii) any other Indebtedness that is permitted to be incurred by the Company pursuant to this Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (x) any Indebtedness of the Company to the MLP, the General Partner or any Subsidiary of the Company, (y) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted hereby) and (z) any Indebtedness that is incurred in violation of this Indenture.

                  "Senior Revolving Debt" means the principal of and interest on all loans, reimbursement obligations and other extensions of credit under the Credit Agreement or any other agreement providing for, evidencing or securing any Permitted Refinancing Indebtedness in respect of any such loans, reimbursements, obligations, and other extensions of credit (including in each case any amendment, renewal, supplement, extension, refinancing, restructuring, refunding or other modification thereof) and all premiums, expenses, fees, reimbursements, indemnities and other amounts owing by the Company pursuant to the Credit Agreement or any such other agreement.

                  "Senior Term Debt" means all Indebtedness represented by the 1998 Fixed Rate Senior Notes, the 2002 Senior Fixed Rate Notes and any Permitted Refinancing Indebtedness in respect thereof and (without duplication) all premiums, expenses, fees, reimbursements, indemnities and other amounts owing by the Company in respect of such 1998 Fixed Rate Senior Notes, the 2002 Senior Fixed Rate Notes] and Permitted Refinancing Indebtedness.

                  A distribution may consist of cash, securities or other property, by set-off or otherwise.

Section X.03      Liquidation Dissolution: Bankruptcy.

                  In the event of any Insolvency or Liquidation Proceeding:

                  (1)  holders  of Senior  Debt  shall be  entitled  to  receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior
         Debt) before Securityholders shall be entitled to receive any payment with respect to the Securities (except that so long as the Securities are not treated in any Insolvency or Liquidation Proceeding as part of the same class of claims as the Senior Debt or any class of claim on a parity with or senior to the Senior Debt for any payment or distribution, the Securityholders may receive securities that are (i) subordinated at least to the same extent as the Securities to (a) all unpaid Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) authorized by an order or decree of a court of competent jurisdiction in an Insolvency or Liquidation Proceeding which gives effect to the subordination of the Securities to all unpaid Senior Debt in a manner and with an effect which would be required if this parenthetical clause were not included in this paragraph; provided that such Senior Debt is assumed by the new corporation, partnership or other entity, if any, resulting from any such reorganization or readjustment and issuing such securities); and

                  (2) until all Obligations in respect of Senior Debt (as provided in subsection (1) above) are paid in full in cash or Cash
         Equivalents, any payment or distribution of any kind or character, whether in cash, securities or other property (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities) which may be payable or deliverable in respect of the Securities in any such Insolvency or Liquidation Proceeding shall be made to holders of Senior Debt (pro rata on the basis of the respective amounts of Senior Debt held by them). For the purposes hereof, the amount of Senior Debt shall include, without limitation, the undrawn amounts of any outstanding letters of credit and the amounts that will be owing to the holders of Senior Debt upon the termination of any outstanding derivative contracts.

Section X.04      Default on Designated Senior Debt.

                  No payment or distribution shall be made to the Trustee or any Securityholder in respect of obligations with respect to the Securities and the Company and its Subsidiaries shall not, directly or indirectly, acquire from the Trustee or any Securityholder any Securities for cash or property (other than securities that are subordinated at least to the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt) until all principal, interest and other Obligations in respect of Senior Debt have been paid in full in cash or Cash Equivalents if:

                  (i) a default in the payment of any principal, interest or other Obligations in respect of any Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

                  (ii) a default, other than a payment default, on any Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section X. 12 hereof. Not more than one effective Payment Blockage Notice shall be given within a period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each 360 consecutive day period when no Payment Blockage Period (as defined below) is in effect.

                  The Company may and shall resume payments on and distributions in respect of the Securities and may acquire them upon the earlier of:

                  (1) the date upon which the default is cured or waived, or

                  (2) in the case of a default referred to in Section X.04(ii) hereof, 179 days pass after notice was given or deemed to have been given ("Payment Blockage Period") if the maturity of such Designated Senior Debt has not been accelerated, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section X.05      When Distribution Must Be Paid-Over.

                  In the event that the Trustee or any Securityholder receives any payment or other distribution in respect of the Securities in violation of Sections X.03 or X.04 hereof, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over to the holders of Senior Debt (pro rata on the basis of the respective amounts of Senior Debt held by them), to the extent necessary to pay all Senior Debt in full in cash or Cash Equivalents after giving effect to any substantially concurrent payment to the holders of such Senior Debt, for application to the payment in full in cash or Cash Equivalents of Senior Debt (except that so long as the Securities are not treated in any Insolvency or Liquidation Proceeding as part of the same class of claims as the Senior Debt or any class of claim on a parity with or senior to the Senior Debt for any payment or distribution, the Securityholders may receive securities that are (i) subordinated at least to the same extent as the Securities to (a) all unpaid Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) authorized by an order or decree of a court of competent jurisdiction in an Insolvency or Liquidation Proceeding which gives effect to the subordination of the Securities to all unpaid Senior Debt in a manner and with an effect which would be required if this parenthetical clause were not included in this paragraph; provided that such Senior Debt is assumed by the new corporation, partnership or other entity, if any, resulting from any such reorganization or readjustment and issuing such securities).

Section X.06      Restrictions on Payments of Principal.

                  Notwithstanding any other provision hereof (including this Article X), the Issuers, the Company and the Securityholders agree that no payment shall be made by the Company in respect of the principal of the Securities prior to , whether upon stated maturity, mandatory prepayment, acceleration, by deposit to any defeasance account or otherwise; provided that, nothing set forth above in this Section X.06 shall prohibit the acceleration of the Securities or the exercise of remedies in respect of the Securities by the Trustee or the Securityholders in accordance with the terms hereof so long as
(i) the holders of Senior Debt shall have received from the Trustee at least five (5) days prior written notice of such acceleration or exercise of remedies, as the case may be, and (ii) any payment or distribution of cash, securities, or any other property of any kind or character to or for the benefit of the Securityholders in respect of such acceleration or such exercise of remedies shall promptly be paid over or distributed to the holders of Senior Debt (pro rata on the basis of the respective amounts of Senior Debt held by them) until the Senior Debt shall have been paid in full in cash or Cash Equivalents (other than securities that are subordinated to at least the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt) and, in furtherance of the foregoing, (x) the provisions of Section
X.05 shall be applicable in such  circumstances  and (y) the  provisions of this
Section X.06 shall not modify or limit in any way the application of Sections X.03, X.04 or X.05.

Section X.07      Notice by the Company.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations in respect of the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article.

Section X.08      Subrogation.

                  After all Senior Debt is paid in full in cash or Cash Equivalents and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on the Securities.

Section X.09      Relative Rights.

                  This Article defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

                  (2)  affect  the  relative  rights  of  Securityholders,   and
         creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Securityholders.

                  If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

Section X.10      No Waive of Subordination.

                  No right of any holder of Senior Debt or any of its Representatives to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or the Company or by any act or failure to act by any such holder or Representative or by any noncompliance by the Issuers or the Company with the terms, provisions and covenants of this Article regardless of any knowledge thereof which such holder thereof may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt and their Representatives may, at any time and from time to time, without the consent of or notice to the Securityholders or the Trustee, without incurring responsibility to the Securityholders or the Trustee and without impairing or releasing the subordination benefits provided in this Indenture or the obligations provided by this Article of the Securityholders to the holders of Senior Debt, do any one or more of the following even if any right to reimbursement or subrogation or other right or remedy of the Securityholders is affected, impaired or extinguished thereby:

                  (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend or alter, the terms of any Senior Debt, any security therefor or guaranty thereof or any liability of the Company or any guarantor to such holder, or any liability incurred directly or indirectly in respect thereof, or otherwise amend, renew, exchange, modify or supplement in any manner Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Debt is outstanding;

                  (b) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of the Company or any guarantor to such holder, or any liability incurred directly or indirectly in respect thereof;

                  (c) settle or compromise any Senior Debt or any other liability of the Company or any guarantor of the Senior Debt to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Debt) in any manner or order; and

                  (d) fail to take or record or otherwise perfect, for any reason or for no reason, any Lien securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or, remedy against the Company or any security or any guarantor or any other Person, elect any remedy and otherwise deal freely with the Company, any security and any guarantor of the Senior Debt or any liability of the Issuers or the Company or any guarantor to such holder or any liability incurred directly or indirectly in respect thereof.

                  Each Securityholder by purchasing or accepting the Securities waives any and all notice from any holder of Senior Debt or any Representative thereof, of the creation, modification, renewal, extension or accrual of any Senior Debt and notice of or proof of reliance by any holder of Senior Debt and the Senior Debt shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Indenture, and all dealings between the Issuers or the Company and the holders of the Senior Debt shall be deemed to have been consummated in reliance upon this Indenture.

Section X.11      Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any  payment  or  distribution  of assets of the  Company referred to in this Article X, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

Section X.12      Rights of Trustee and Paying Agent.

                  Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least five (5) days prior to the date of such payment written notice of facts that would cause the payment of any obligations in respect of the Securities to violate this Article. Only the Company or a Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights.

Section X.13      Authorization to Effect Subordination.

                  Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any Insolvency or Liquidation Proceeding at least 30 days before the expiration of the time to file such claim, the Administrative Agent under the Credit Agreement is hereby authorized (but not required) to file an appropriate claim for and on behalf of the Holders of the Securities.

Section   X.14    Amendments.

                  The provisions of this Article X shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                                                  SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE,
                          CERTAIN ADDRESSES FOR NOTICES


BORROWER:
Ferrellgas, L.P.
One Liberty Plaza
Liberty, Missouri  64068
Attention:  Chief Financial Officer
Telephone:  (816)  792-6901
Facsimile:  (816) 792-6979
Electronic Mail:  kevinkelly@ferrellgas.com
Website Address: www.ferrellgas.com


ADMINISTRATIVE AGENT:

Administrative Agent's Office
Bank of America, N.A.
901 Main St.
Mail Code: TX1-492-14-12
Dallas, Texas 75202-3714

(for payments and Requests for Credit Extensions):
Attention:  Ramon Presas
Telephone: 214-209-2642
Facsimile:  214-290-8364
Electronic Mail: ramon.presas@bankofamerica.com
Account No.: 1292000883
Ref:  Ferrellgas LP
ABA# 111000012

Other Notices as Administrative Agent:
Agency Management
901 Main St.
Mail Code: TX1-492-14-11
Dallas, Texas 75202-3714
Attention:  Renita Cummings
Telephone:  (214) 209-4130
Facsimile:  (214) 290-8371
Electronic Mail: renita.m.cummings@bankofamerica.com

L/C ISSUERS:

BANK OF AMERICA, N.A.
700 Louisiana, 8th Floor
Mail Code: TX4-213-08-14
Houston, Texas 77002
Attention:  Pamela Rodgers
Telephone:  713-247-7246
Facsimile:   713-247-7202
Electronic Mail: pamela.rodgers@bankofamerica.com

BNP PARIBAS
1200 Smith Street
#3100
Houston, TX 77002
Attention: Denise Leigh
Telephone: (713) 951-1242
Facsimile: (713) 659-3832
Electronic Mail: denise.leigh@americas.bnpparibas.com


SWING LINE LENDER:\

Bank of America, N.A.
901 Main St.
TX1-492-14-12
Dallas, Texas 75202-3714
Attention:  Ramon Presas
Telephone: (214) 209-2642
Facsimile:  (214) 290-8364
Electronic Mail: ramon.presas@bankofamerica.com
Account No.: 1292000883
Ref:  Ferrellgas LP
ABA# 111000012

LENDERS:


BANK OF AMERICA, N.A.
901 Main St.
Mail Code: TX1-492-14-12
Dallas, Texas 75202-3714

(Credit Contact)
Bank of America, N.A.
700 Louisiana, 8th Floor
Houston, TX 77002
Attention:  Claire Liu
Telephone (713) 247-7235
Fax:  (713) 247-7286
E-mail:  Claire.Liu@BankofAmerica.com

(Operations Contact and Payment Instructions)
Attention:  Ramon Presas
Telephone: 214-209-2642
Facsimile:  214-290-8364
Electronic Mail: ramon.presas@bankofamerica.com
Account No.: 1292000883
Ref:  Ferrellgas LP
ABA# 111000012


BANK ONE, NA
1 Bank One Plaza
Chicago, IL 60670

(Credit Contacts and Draft Documentation Contacts):
Bank One, NA
1 Bank One Plaza
1L1-0362
Chicago, IL 60670
Attention: Joseph Giampetroni
Telephone: (312) 732-1489
Facsimile: (312) 732-3056
Electronic Mail: joseph_c_giampetroni@bankone.com

Bank One, NA
910 Travis Street
TX2-4375
Houston, Texas 77002
Attention: Jeanie Gonzalez
Telephone: (713) 751-8174
Facsimile: (713) 751-3982
Electronic Mail: jeanie_Gonzalez@bankone.com

(Operations Contact, Bid Contact, L/C Contact and Payment Instructions):
Bank One, NA
1 Bank One Plaza
1L1-0634
Chicago, IL 60870
Attention: Claudia Kech
Assistant Vice President
Telephone: (312) 732-1031
Facsimile: (312) 732-4849
Electronic Mail: Claudia_kech@bankone.com
ABA#: 071000013
Account Number: 4811S2650000
Account Name: LS2 Incoming Transfer Account

(Legal Counsel)
Bank One, NA
1 Bank One Plaza
1L1-0573
Chicago, IL 60670
Attention: Robert Long
Telephone: (312) 732-6911
Facsimile: (312) 732-5144
Electronic Mail: Robert_long@bankone.com


WELLS FARGO BANK TEXAS, N.A.
1445 Ross Avenue
Suite 2360
Dallas, Texas 75202

(Credit Contact and Draft Documentation Contact):
Wells Fargo Bank Texas, N.A.
1445 Ross Ave.
Suite 2360
Dallas, Texas 75202
Attention: Alan Alexander
MAC: T5303-233
Telephone: (214) 661-1232
Facsimile: (214) 661-1242
Electronic Mail: alexana@wellsfargo.com

(Operations Contact and Payment Instructions):
Wells Fargo Bank Texas, N.A.
1740 Broadway
3rd Floor
Denver, CO 80274
Attention: Tanya Ivie
MAC: C7300-034
Telephone: (303) 863-6102
Facsimile: (303) 863-2729
Electronic Mail: Tanya.ivie@wellsfargo.com
ABA#: 121000248
Account #: 0296950720
Account Name: WLS Den
Attention: Tanya Ivie


BNP PARIBAS
1200 Smith Street
#3100
Houston, TX 77002

(Credit Contact and Draft Documentation Contact):
BNP Paribas
Attention: Angela Arnold
Telephone: (713) 982-1104
Facsimile: (713) 659-5228
Electronic Mail: angela.arnold@americas.bnpparibas.com

(Operations Contact and Payment Instructions):
BNP Paribas
Attention: Leah Evans-Hughes
Telephone: (713) 982-1126
Facsimile (713) 659-5305
Electronic Mail: leah.evanshughes@americas.bnpparibas.com
Name of Lender for Payment Instructions: BNP Paribas New York
ABA #: 026007689
Account #: 141011-001-69
Account Name: BNP Paribas Houston Agency
Final Beneficiary: A/C # 10317400284 Montran Clearing Account
Reference: Ferrellgas, L.P.

(Legal Counsel):
BNP Paribas
787 Seventh Avenue
27th Floor
New York, NY 10019
Attention: Mike Spahn
Telephone: (212) 841-2063
Facsimile: (212) 841-2599
Electronic Mail: mike.spahn@americas.bnpparibas.com


LASALLE BANK NATIONAL ASSOCIATION 135 South LaSalle Street, Suite 308 Chicago, IL 60603

(Credit Contact and Draft Documentation Contact):
LaSalle Bank N.A.
One Metropolitan Square
211 N. Broadway
Suite 4050
St. Louis, MO 63102
Attention: James C. Binz
Telephone: (314) 613-1917
Facsimile: (314) 621-1612
Electronic Mail: james.binz@abnamro.com

(Operations Contact, L/C Contact and Payment Instructions)
LaSalle Bank N.A.
Attention: Caroline McDonald
Telephone: (314) 613-1911
Facsimile: (314) 621-1612
Electronic Mail: caroline.mcdonald@abnamro.com
Name of Lender for Payment Instructions: LaSalle Bank National Association ABA #: 071000505
Account #: 1378016
Account Name: Commercial Lending Department

(Legal Counsel):
Lathrop & Gage L.C.
2345 Grand Blvd.
Kansas City, MO 64108
Attention: Mark A. Bluhm
Telephone: (816) 460-5829
Facsimile: (816) 460-5863
Electronic Mail: mbluhm@lathropgage.com

SOCIETE GENERALE
1221 Avenue of the Americas
New York, NY 10020

(Credit Contact)
Societe General
1221 Avenue of the Americas
New York, NY 10020
Attention: Jordan Nenoff
Telephone: (212) 278-7404
Facsimile: (212) 278-7953
Electronic Mail: Jordan.nenoff@us.socgen.com

(Operations Contact):
Societe Generale
560 Lexington Avenue
New York, NY 10022
Attention: Mary-Lou Steffich
Telephone: (212) 278-6801
Facsimile: (212) 278-7490
Electronic Mail: MaryLou.steffich@us.socgen.com

(L/C Contact and Payment Information):
Societe Generale
560 Lexington Avenue
New york, NY 10022
Attention: Carmen Espinal
Telephone: (212) 278-7048
Facsimile: (212) 278-7490
Electronic Mail: Carmen.espinal@us.socgen.com
ABA #: 026004226
Account #: 9051422
Account Name: LSG/USA

(Legal Counsel and Draft Documentation Contact):
Societe Generale
1221 Avenue of the Americas
New York, NY 10020
Attention: Alex Spiro
Telephone: (212) 278-6102
Facsimile:
Electronic Mail: alex.spire@us.socgen.com

U.S. BANK NATIONAL ASSOCIATION
1101 Walnut
7th Floor
Kansas City, MO 64106

(Credit Contact and Draft Documentation Contact):
U.S. Bank National Association
1101 Walnut, 7th Floor
Kansas City, MO 63106
Attention: Barry Sullivan
Telephone: (816) 871-2192
Facsimile: (816) 871-2226
Electronic Mail: barry.p.Sullivan@usbank.com

(Operations Contact):
U.S. Bank National Association
400 City Center
Oshkosh, WI 54901
Attention: Connie Sweeney
Telephone: (920) 237-7604
Facsimile: (920) 237-7993

(L/C Contact):
U.S. Bank National Association
400 City Center
Oshkosh, WI 54901
Attention: Patti Gumbert
Telephone: (920) 237-7365
Facsimile: (920) 237-7993

(Payment Instructions):
US Bank - Kansas City
ABA #: 101000187
Account #: 00003652160600
Account Name: Complex Credits
Reference: Ferrellgas

BANK OF OKLAHOMA, NATIONAL ASSOCIATION
P.O. Box 2300
Tulsa, OK 74192

(Credit Contact):
Bank of Oklahoma, National Association
One Williams Center
Tulsa, OK 74172
Attention: Chris L. Amburgy
Telephone: (918) 588-6006
Facsimile: (918) 588-6880
Electronic Mail: Camburgy@bokf.com

(Operations Contact):
Sharon McLellan
Telephone: (405) 736-8940
Facsimile: (405) 736-8975
Electronic Mail: smclellan@bokf.com

(Administrative Contact):
Rhonda Swanson
Telephone: (918) 588-6351
Facsimile: (918) 588-6880
Electronic Mail: Rswanson@bokf.com

(L/C Contact):
Chad Reynolds
Telephone: (918) 588-6601
Facsimile (918) 588-6026
Electronic Mail: Creynolds@bokf.com

(Payment Instructions):
Bank of Oklahoma, N.A.
ABA#: 103900036
Account #: 5383056
Account Name: Oklahoma Loans
Reference: Ferrellgas, L.P.

(Legal Counsel):
Gary McSpadden
500 Kennedy Bldg.
Tulsa OK 74103-3313
Telephone: (918) 592-9868
Facsimile: (918) 599-6360
Electronic Mail: mcspaddg@crowedunlevy.com

HIBERNIA NATIONAL BANK
313 Carondelet Street
New Orleans, LA 70130

(Credit and Draft Documentation Contact)
Attention: Michael Geissler
Telephone: (504) 533-2502
Facsimile: (504) 533-5344
Electronic Mail: mgeissler@hibernia.com

(Operations, Bid and L/C Contact)
Attention: Shelly Strada
Telephone: (504) 533-2808
Facsimile: (504) 533-5344
Electronic Mail: sstrada@hibernia.com

(Payment Instructions):
ABA#: 065000090
Account #: 0052036615
Account Name: US Corporate Wire Suspense
Reference: Ferrellgas, L.P.


CREDIT SUISSE FIRST BOSTON CAYMAN ISLANDS BRANCH
Eleven Madison Avenue
New York, NY 10010

(Credit and Draft Documentation Contacts)
Attention: James P. Moran
Telephone: (212) 325-9176
Facsimile: (212) 325-8615
Electronic Mail: james.moran@csfb.com

Attention: Denise Alvarez
Telephone: (212) 538-0938
Facsimile: (212) 325-8314
Electronic Mail: denise.avarez@csfb.com

(Operations Contacts)
Attention: Sonya Shillingford
Telephone: (212) 538-3361
Facsimile: (212) 538-6851
Electronic Mail:  sonya.shillingford@csfb.com

Attention: Nirnala Durgana
Telephone: (212) 538-3525
Facsimile: (212) 538-8926
Electronic Mail: nirmala.durgano@csfb.com

(Payment Instructions):
Bank Name: The Bank of New York
ABA#: 021000018
Account #: 890-0387-742
Account Name: CSFB NY Loan Clearing

                                                                      EXHIBIT A

                          FORM OF COMMITTED LOAN NOTICE

                                                       Date:  ___________, _____


To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of December 10, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Ferrellgas, L.P., a Delaware limited partnership (the "Borrower"), Ferrellgas, Inc., a Delaware corporation and the sole general partner of the Borrower (the "General Partner"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

     The undersigned hereby requests (select one):


---  A Borrowing of Facility A              --- A conversion or continuation of
       Committed Loans                            Facility A Committed Loans

---  A Borrowing of Facility B              --- A conversion or continuation of
       Committed Loans                            Facility B Committed Loans




         1.       On        (a Business Day).
                     ------

         2.       In the amount of $        .
                                    --------

         3.       Comprised of              .
                               -------------
                  [Type of Committed Loan requested]

         4.       For Eurodollar Rate Loans:
                    with an Interest Period of         months.
                                               -------

To the extent that the Committed Borrowing requested herein consists of Facility A Committed Loans, such Borrowing complies with the proviso to the first sentence of Section 2.01(a) of the Agreement. To the extent that the Committed Borrowing requested herein consists of Facility B Committed Loans, such Borrowing complies with the proviso to the first sentence of Section 2.01(b) of the Agreement.

     To induce Lenders to make the Committed Borrowing requested herein, Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:

     A. The conditions specified in Sections 4.02 of the Agreement have been satisfied on and as of the date hereof; and

     B. The Committed Borrowing requested herein is allowed under each of the 1998 Note Purchase Agreement and the 2000 Note Purchase Agreement.

                               FERRELLGAS, L.P.

                               By: Ferrellgas, Inc., as its general partner

                                   By:
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

                                                                       EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE

                                                       Date:  ___________, _____

To:      Bank of America, N.A., as Swing Line Lender
         Bank of America, N.A., as Administrative Agent
         Ladies and Gentlemen:

     Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of December 10, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Ferrellgas, L.P., a Delaware limited partnership (the "Borrower"), Ferrellgas, Inc., a Delaware corporation and the sole general partner of the Borrower (the "General Partner"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

     The undersigned hereby requests a Swing Line Loan:

         1.       On        (a Business Day).
                     ------

         2.       In the amount of $        .
                                    --------

     The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.


                               FERRELLGAS, L.P.

                               By: Ferrellgas, Inc., as its general partner

                                   By:
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

                                                                       EXHIBIT C

                                  FORM OF NOTE

                                                 -------------------------------

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Fourth Amended and Restated Credit Agreement, dated as of December 10, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                   FERRELLGAS, L.P.

                                   By:  Ferrellgas, Inc., as its general partner

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------




                     LOANS AND PAYMENTS WITH RESPECT THERETO


                                                                       Amount of       Outstanding
                                                                      Principal or      Principal
                     Type of Loan     Amount of         End of       Interest Paid     Balance This    Notation
       Date             Made*         Loan Made     Interest Period    This Date           Date        Made By
------------------- --------------- --------------- ---------------- --------------- ----------------- --------
















         * "A" means Facility A Loan and "B" means Facility B Loan.


                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

                                       Financial Statement Date: ______________,

To:      Bank of America, N.A., as Administrative Agent
         Ladies and Gentlemen:

     Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of December 10, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Ferrellgas, L.P., a Delaware limited partnership (the "Borrower"), Ferrellgas, Inc., a Delaware corporation and the sole general partner of the Borrower (the "General Partner"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the General Partner, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the General Partner, the sole general partner of the Borrower, and that:

     [Use following paragraph 1 for fiscal year-end financial statements]

     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section. Attached hereto as Schedule 2 is the consolidating financial statements required by
Section 6.01(c) of the Agreement for such fiscal year, which were developed and used in connection with the preparation of such audited financial statements.

     [Use following paragraph 1 for fiscal quarter-end financial statements]

     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes. Attached hereto as Schedule 2 is the consolidating financial statements required by Section 6.01(d) of the Agreement for such fiscal quarter, which were developed and used in connection with the preparation of such audited financial statements.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                                 [select one:]

     [, to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

                                     --or--

     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

     4. The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

     5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate. As required by the Agreement, these analyses and information apply only to the Borrower and its Restricted Subsidiaries and were prepared using the consolidating financial statements referred to above.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as
of                         ,                .
   ------------------------  ---------------


                                   FERRELLGAS, L.P.

                                   By:  Ferrellgas, Inc., as its general partner

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


         For the Quarter/Year ended ___________________("Statement Date")


                                   SCHEDULE 2
                          to the Compliance Certificate
                   for the Statement Date of ________________

I.  Section 7.23(b) - Interest Coverage Ratio.



    A. Consolidated Cash Flow for four consecutive fiscal quarters ending on the above Statement Date ("Subject Period"):

    1.   Consolidated Net Income for Subject Period:                          $
    2.   Extraordinary losses plus net losses realized in connection with     $
         any asset sales for Subject Period:
    3.   Provision for income taxes for Subject Period:                       $
    4.   Consolidated Interest Expense for Subject Period:                    $
    5.   Depreciation expenses for Subject Period:                            $
    6.   Amortization expenses (including intangibles) for Subject Period:    $
    7.   Non-cash employee compensation expenses for Subject Period:          $
    8.   Synthetic Lease Principal Component for Subject Period:              $
    9.   Pro forma adjustment (see attached detail)                           $
    10.  Consolidated Cash Flow (Lines I.A.1 + 2 + 3 + 4 + 5
         + 6 + 7 + 8 + 9):                                                    $
              9):

    B.   Consolidated Interest Expense for Subject Period, with Pro Forma
         Adjustment (see attached detail):                                    $
    C.   Consolidated Interest Coverage Ratio (Line I.A. 10/Line I.B):
                                                                                   to 1
                                                                              ----
         Minimum Consolidated Interest Coverage Ratio                         2.50 to 1.00



     II. Section 7.23(a) Leverage Ratio.


         A.   Funded Debt Plus Synthetic Lease Obligations          $
              on the Statement Date:
              B.   Consolidated Cash Flow for the [four or eight]   $
                   consecutive fiscal quarters ending on
                   the Statement Date:

              C.   Add pro forma adjustment to interest expense


         C.   Leverage Ratio (Line II.A / Line II.B):                       to 1
                                                                       ----
              Minimum Leverage Ratio                                4.75 to 1.00




                                                                       EXHIBIT E

                            ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Fourth Amended and Restated Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

         1.       Assignor:         ______________________________

         2.       Assignee:         ______________________________ [and is an

                           Affiliate/Approved Fund of [identify Lender]]

         3.       Borrower(s):      ______________________________

         4.       Administrative Agent: ______________________, as the
                  administrative agent under the

                           Credit Agreement

         5. Credit Agreement: The Credit Agreement, dated as of December 10, 2002, among Ferrellgas, L.P., Ferrellgas, Inc., the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent.

         6.       Assigned Interest:

                                  Aggregate
                                  Amount of             Amount of             Percentage
                                  Commitment            Commitment            Assigned of
      Facility Assigned        for all Lenders*          Assigned*            Commitment(1)
      -----------------        -----------------       ------------           -------------

      _____________(2)         $________________       $________________      ______________%

      _____________            $________________       $________________      ______________%

      _____________            $________________       $________________      ______________%

      _____________            $________________       $________________      ______________%




         [7.      Trade Date:       __________________](3)


     Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

     The terms set forth in this Assignment and Assumption are hereby agreed to:

                                   ASSIGNOR

                                   [NAME OF ASSIGNOR]

                                   By:
                                      ------------------------------------------
                                      Title:

                                   ASSIGNEE

                                   [NAME OF ASSIGNOR]

                                    By:
                                       -----------------------------------------
                                       Title:


         [Consented to and](4) Accepted:

         BANK OF AMERICA, N.A., as
         Administrative Agent


         By:      _________________________________
                  Title:

         [Consented to:](5)

         FERRELLGAS, L.P.

         By:      Ferrellgas, Inc., as its general partner




* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(1) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement.

(3) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

(4) To be added whenever the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(5) To be added whenever the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuers) is required by the terms of the Credit Agreement.

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

     CREDIT AGREEMENT DATED AS OF DECEMBER 10, 2002, AMONG FERRELLGAS, L.P., FERRELLGAS, INC., BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND THE LENDERS PARTY THERETO.(6)

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

     1. Representations and Warranties.

     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement
(subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section __ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.



-----------------
(6) Describe Credit Agreement at option of Administrative Agent.

                                                                       EXHIBIT F

                                     OPINION

                                December 10, 2002

Bank of America, N.A., as Administrative
Agent, and each of the Lenders party to the Credit Agreement referred to below
333 Clay Street, Suite 4550
Houston, Texas  77002-4103

Ladies and Gentlemen:

We have acted as special counsel to Ferrellgas, L.P., a Delaware limited partnership (the "Borrower"), and Ferrellgas, Inc., a Delaware corporation (the "General Partner"), in connection with the Fourth Amended and Restated Credit Agreement dated as of December 10, 2002 (the "Credit Agreement") among the Borrower, the General Partner, the several financial institutions party thereto (the "Lenders"), the L/C Issuers party thereto, Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as Swing Line Lender, Wells Fargo Bank, N.A., as Syndication Agent and Bank One, NA as Documentation Agent. Capitalized terms that are used but not defined in this opinion letter have the meanings set forth in the Credit Agreement. This opinion is being delivered to you pursuant to Section 4.01(a)(v) of the Credit Agreement.

In rendering the opinions expressed below, we have examined the Credit Agreement, the Notes, and the Fee Letter (collectively, the "Opinion Documents"). We have also examined such corporate and partnership records of the Borrower and the General Partner, and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement and the other Opinion Documents and certificates of appropriate representatives of the Borrower and the General Partner.

In rendering the opinions expressed below, we have assumed (except as to the Borrower and the General Partner) that all of the documents referred to in this opinion have been duly authorized by, have been executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing, we are of the opinion that:

1. Each of the Borrower and the General Partner:

     (a) is a corporation or partnership, as the case may be, duly formed or incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation; and

     (b) has all requisite corporate or partnership, as the case may be, power and authority necessary to own its assets, carry on its business as now being or as proposed to be conducted and to execute, deliver, and perform its obligations under the Credit Agreement and the other Opinion Documents and has all governmental licenses, authorizations, consents and approvals materially necessary to execute, deliver, and perform its obligations under the Credit Agreement and the other Opinion Documents.

2. The General Partner has been duly qualified or registered as a foreign corporation and is in good standing under the laws of each of the jurisdictions set forth in Schedule I hereto; and, to our current actual knowledge such jurisdictions are the only jurisdictions in which the General Partner owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign corporation, and in which the failure to so qualify or register would be likely in our judgment to have a Material Adverse Effect.

3. The Borrower has been duly qualified or registered as a foreign limited partnership to transact business in, and is in good standing under the laws of, each of the jurisdictions set forth on Schedule II hereto; and, to our current actual knowledge, such jurisdictions are the only jurisdictions in which the Borrower owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited partnership, and in which the failure to so qualify or register would be likely in our judgment to have a Material Adverse Effect.

4. The execution, delivery and performance by the Borrower and the General Partner of the Credit Agreement and the other Opinion Documents to which the Borrower or the General Partner is a party, has been duly authorized by all necessary partnership action on behalf of the Borrower and all necessary corporate action on behalf of the General Partner.

5. Each of the Borrower and the General Partner has duly executed and delivered each of the Credit Agreement and the other Opinion Documents to which it is a party.

6. Each of the Credit Agreement and the other Opinion Documents constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

7. Each of the Credit Agreement and the other Opinion Documents to which the General Partner is a party constitutes the legal, valid, and binding obligation of the General Partner, enforceable against General Partner in accordance with its terms.

8. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required on the part of the Borrower or the General Partner for the execution and delivery by it of, for borrowing by the Borrower under, or for the performance by the Borrower or the General Partner of their respective agreements under, the Credit Agreement and the other Opinion Documents.

9. The execution and delivery by each of the Borrower and the General Partner, the borrowing by the Borrower under, and the performance by each of the Borrower and the General Partner of its respective obligations under, the Credit Agreement and the other Opinion Documents do not and will not (a) violate any law, rule, or regulation of the United States of America or the State of New York applicable to the Borrower or the General Partner, (b) violate any provision of the limited partnership agreement of the Borrower or the certificate of incorporation or bylaws of the General Partner, or (c) result in a breach of, constitute a default under, require consent under, result in or require the creation of any lien on any property of the Borrower or the General Partner, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement, instrument, or order set forth on the exhibits to Ferrellgas Partners, L.P.'s report on Form 10-K filed with the Securities and Exchange Commission on October ___, 2002 (such agreements, documents, and instruments having been identified to us by an officer of the General Partner as being the only material agreements, documents, and instruments binding upon the Borrower and the General Partner), the 1998 Note Purchase Agreement or the 2000 Note Purchase Agreement. Our opinion in clause (a) of this paragraph relates only to statutory laws and regulations that we, in the exercise of customary professional diligence, would reasonably recognize as being applicable to the Borrower, the General Partner, or the transactions evidenced by the Credit Agreement and the other Opinion Documents.

10. To our current actual knowledge, (a) neither the Borrower nor the General Partner is an "Investment Company" or "controlled" by an "Investment Company" within the meaning of the Investment Company Act of 1940, and (b) the Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935.

11. The incurrence of the Borrower's obligations under the Credit Agreement and the other Opinion Documents and the application of the proceeds thereof by the Borrower as provided for in the Credit Agreement and the other Opinion Documents do not violate Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such board.

12. To our current actual knowledge, there are no pending or threatened actions, suits, proceedings, or investigations against the Borrower or the General Partner in any court or by or before any arbitrator or Governmental Authority, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

The foregoing opinions are, with your concurrence, also subject to the following comments and qualifications:

     (a) The foregoing opinions are limited to matters involving the Federal laws of the United States, the laws of the State of New York, the General
Corporation law of the State of Delaware, and the Delaware Revised Uniform Limited Partnership Act, and we do not express any opinion as to the laws of any other jurisdiction.

     (b) Our opinion as to the enforceability of the Credit Agreement and the other Opinion Documents is subject to: (i) the limitations of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws relating to the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith, and fair dealing. Furthermore, certain remedial provisions thereof may be limited by the laws of the State of New York and applicable laws of the United States of America, but such laws do not, in our opinion, make the remedies afforded thereby inadequate for the practical realization of the benefits intended to be provided thereby.

     (c) We express no opinion as to the effect on the opinions herein stated of
(i) the compliance or non-compliance of any party to the Credit Agreement and the other Opinion Documents (other than the Borrower and the General Partner) with any state, federal, or other laws or regulations applicable to it, (ii) the legal or regulatory status or the nature of the business of any such party, and
(iii) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees, or other charges such party may impose.

     (d) We render no opinion with respect to provisions in the Credit Agreement and the other Opinion Documents regarding, or matters relating to, conclusive determinations, waivers of rights under the law to the extent such rights cannot be waived, rights of setoff, cumulative remedies, limitations of the right to cure, specific performance, powers of attorney relating to the power of the Administrative Agent to take actions on behalf of the Lenders (but excluding powers expressly granted to any such agent by the Borrower or the General Partner under the Credit Agreement and the other Opinion Documents), limitations on waivers or modifications not in writing, severability of provisions, or the rights of third parties.

     (e) We express no opinion as to any provision in the Credit Agreement and the other Opinion Documents waiving the right to jury trial, choosing venue, granting exclusive jurisdiction to any court or arbitration procedure, relating to the subject matter jurisdiction of any Federal court, or waiving claims that any court is an inconvenient forum for proceedings.

     (f) Provisions of the Credit Agreement and the other Opinion Documents providing for rights of contribution or indemnification of a party may not be legal, valid, binding, and enforceable under certain circumstances.

     (g) Our opinion in paragraph 11 above is based upon the assumptions that the proceeds of borrowings under the Credit Agreement will be used by the Borrower as contemplated in the Credit Agreement.

     (h) Whenever our opinion is based on circumstances or facts "to our current actual knowledge," such phrase is intended to indicate that, during the course of our representation of the Borrower and the General Partner, no information that would give us current actual knowledge of the inaccuracy of the statements made in such sentence has come to our attention, and that we have obtained, discussed with appropriate representatives of the Borrower and the General Partner the contents of, and relied, as stated above in this opinion letter, upon certificates of appropriate representatives of the Borrower and the General Partner as to the matters covered by such certificates. However, except to the extent otherwise set forth above, we have not undertaken any independent inquiry to determine the accuracy of any such statement.

     (i) In connection with the foregoing opinions we have assumed (i) the legal capacity of all natural persons executing the Credit Agreement and the other Opinion Documents or other documents, instruments, and certificates we have reviewed, (ii) that no undue influence, duress, fraud, or deceit exists with respect to the transactions contemplated in the Credit Agreement and the other Opinion Documents and that there has not been any mutual mistake of fact or misunderstanding with respect to the same, (iii) that the conduct of the parties to the Credit Agreement and the other Opinion Documents has complied with any requirement of good faith, fair dealing, and conscionability, (iv) that there are no agreements or understandings among the parties to the Credit Agreement and the other Opinion Documents, written or oral, and there is no usage or trade or course of prior dealing among the parties to the Credit Agreement and the other Opinion Documents, and (v) that, with respect to any other agreement or instrument executed in connection with the transaction contemplated by the Credit Agreement and the other Opinion Documents, all of such other agreements and instruments create legal, valid, binding, and enforceable obligations of the parties thereto.

This opinion is solely for your benefit and for the benefit of subsequent assignees of your interests in the Opinion Documents. No other person or entity shall be entitled to rely on matters set forth herein without the express written consent of the undersigned. All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligations to update such opinions or advise you of any changes in our opinion to reflect facts or circumstances which may hereafter come to our attention or any changes of law which may hereafter occur. This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly stated in this letter.



                          Very truly yours,



                          Bracewell & Patterson, L.L.P.

                                                     Schedule I



1.       MICHIGAN

2.       WISCONSIN

3.       MINNESOTA

4.       ILLINOIS

5.       OHIO

6.       GEORGIA

7.       CALIFORNIA

8.       MONTANA

9.       INDIANA

10.      NORTH CAROLINA

11.      KENTUCKY

12.      WASHINGTON

13.      ARIZONA

14.      FLORIDA

15.      ARKANSAS

16.      IOWA

17.      OREGON

18.      TEXAS

19.      COLORADO

20.      ALABAMA

21.      NEW MEXICO

22.      PENNSYLVANIA

23.      KANSAS

24.      NORTH DAKOTA

25.      LOUISIANA

26.      NEBRASKA